UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

IMPERVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing party:

	(4)	Date Filed:

IMPERVA, INC.

3400 Bridge Parkway

Redwood Shores, California 94065

March 17, 2017

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Imperva, Inc. to be held at Imperva headquarters located at 3400 Bridge Parkway, Redwood Shores, California, on April 26, 2017 at 9:00 a.m. Pacific Time.

At the annual meeting, you will be asked to vote upon four proposals:

1.	The election of three Class III directors to serve until the third succeeding annual meeting and until his successor is elected and qualified, or until his death, resignation or removal.
2.	A non-binding advisory resolution to approve our named executive officer compensation.
3.

The amendment of the 2011 Stock Option and Incentive Plan to increase the shares available for grant and the re-approval of the performance factors of our 2011 Stock Option and Incentive Plan for purposes of Internal Revenue Code Section 162(m).

4.	The ratification of our independent registered public accounting firm for the year ending December 31, 2017.

Accompanying this letter is the formal notice of annual meeting, proxy statement and proxy card relating to the annual meeting, as well as our annual report for the year ended December 31, 2016. The proxy statement contains important information concerning the matters to be voted upon at the annual meeting. We hope you will take the time to read it carefully.

All stockholders of record at the close of business on the record date, which is March 7, 2017, are entitled to vote at the annual meeting. Your vote is very important regardless of how many shares you own. Regardless of whether you plan to attend the annual meeting, we urge you to submit your proxy as soon as possible. Instructions on the proxy card will tell you how to submit your proxy over the Internet, by telephone or by returning your proxy card in the enclosed postage-paid envelope. If you plan to attend the annual meeting and vote in person, and your shares are held in the name of a broker or other nominee as of the record date, you must bring with you a proxy or letter from the broker or nominee to confirm your ownership of such shares.

Sincerely,

Anthony Bettencourt

Chairman of the Board, President and Chief Executive Officer

IMPERVA, INC.

3400 Bridge Parkway

Redwood Shores, California 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 26, 2017

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of Imperva, Inc., a Delaware corporation, will be held at 3400 Bridge Parkway, Redwood Shores, California 94065, on April 26, 2017 at 9:00 a.m. Pacific Time. At the annual meeting, our stockholders will be asked to consider and vote upon:

1.

The election of three Class III directors to serve on our board of directors, each to serve until our annual meeting of stockholders to be held in 2020 and until his successor is elected and qualified, or until his death, resignation or removal.

2.	A non-binding advisory resolution to approve our named executive officer compensation.
3.

The amendment of the 2011 Stock Option and Incentive Plan to increase the shares available for grant and the re-approval of the performance factors of our 2011 Stock Option and Incentive Plan for purposes of Internal Revenue Code Section 162(m).

4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.
5.	Transaction of such other business as may properly come before the annual meeting or before any adjournments or postponements thereof.

Only stockholders of record of our common stock at the close of business on March 7, 2017 are entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof.

IMPORTANT NOTICE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY OVER THE INTERNET, BY TELEPHONE OR BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AND MAILING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME. YOU CAN WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

PLEASE VOTE YOUR SHARES PROMPTLY

By Order of the Board of Directors,

Trâm T. Phi

Senior Vice President, General Counsel and Corporate Secretary

Redwood Shores, California

March 17, 2017

IMPERVA, INC.

3400 Bridge Parkway

Redwood Shores, California 94065

PROXY STATEMENT

This proxy statement is being furnished to the stockholders of Imperva, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders to be held at 3400 Bridge Parkway, Redwood Shores, California 94065, on April 26, 2017 at 9:00 a.m. Pacific Time, and at any adjournments or postponements thereof. At the annual meeting, holders of our common stock will be asked to vote upon: (i) the election of three Class III directors to serve until the annual meeting of stockholders to be held in 2020 or until their successors are duly elected and qualified; (ii) a non-binding advisory resolution to approve our named executive officer compensation; (iii) the amendment of our 2011 Stock Option and Incentive Plan (the “2011 Plan”) to increase the shares available for grant by 850,000 shares of our common stock and the re-approval of the performance factors of our 2011 Plan to preserve our ability to deduct for corporate income tax purposes compensation that qualifies as performance-based compensation under Internal Revenue Code Section 162(m); (iv) approval of the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017; and (v) any other business that properly comes before the annual meeting, or any adjournments or postponements thereof.

This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about March 17, 2017. The address of our principal executive offices is 3400 Bridge Parkway, Redwood Shores, California 94065.

VOTING RIGHTS AND PROXIES

Record Date; Outstanding Shares; Quorum

Only holders of record of our common stock at the close of business on the record date, which is March 7, 2017, will be entitled to notice of and to vote at the annual meeting. As of the close of business on the record date, there were 33,454,544 shares of our common stock outstanding and entitled to vote, held of record by approximately 29 stockholders.

Pursuant to our bylaws, the holders of a majority of the shares of common stock entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business. Each of our stockholders is entitled to one vote for each share of common stock held as of the record date. For ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at our principal executive offices at 3400 Bridge Parkway, Redwood Shores, California 94065.

Voting of Proxies; Revocation of Proxies; Votes Required

Stockholders are requested to complete, date, sign and return the accompanying proxy card in the enclosed postage-paid envelope, or to submit their vote online or by phone. See “Voting Electronically via the Internet or by Telephone” below for instructions. All properly executed, returned and unrevoked proxies will be voted in accordance with the instructions indicated on the proxy. Executed but unmarked proxies will be voted FOR each director nominee listed on the proxy card; FOR the approval of the non-binding advisory resolution to approve our named executive officer compensation; FOR the amendment of the 2011 Plan to increase the shares available for grant by 850,000 shares of our common stock and the re-approval of the performance factors of our 2011 Plan to preserve our ability to deduct for corporate income tax purposes compensation that qualifies as performance-based compensation under Internal Revenue Code Section 162(m); and FOR the ratification of our independent registered public accounting firm for the year ending December 31, 2017. The board of directors does not know of, and does not intend to bring, any business before the annual meeting other than that referred to in this proxy statement and specified in the notice of annual meeting. As to any other business that may properly come before the annual meeting, including any motion made for adjournment or postponement of the annual meeting (including for purposes of soliciting additional votes), the proxy card will confer discretionary authority on the proxies (who are persons designated by the board of directors) to vote all shares covered by the proxy card in their discretion. Any stockholder who has given a proxy that does not state it is irrevocable may revoke it at any time before it is exercised at the annual meeting by (i) delivering a duly executed proxy bearing a later date to, or filing a written notice of the death or incapacity of the maker or revocation with, the Corporate Secretary of Imperva, 3400 Bridge Parkway, Redwood Shores, California 94065, (ii) submitting a later dated proxy or revocation by Internet or telephone, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not, by itself, revoke a proxy). If you hold shares through a brokerage firm, bank or other agent, you must contact that brokerage firm, bank or other agent to revoke any prior voting instructions.

Director elections are determined by a plurality of shares of common stock represented in person or by proxy and voting at the annual meeting (the three properly nominated individuals receiving the highest number of votes will be elected). Approval of the non-binding advisory resolution to approve our named executive officer compensation, approval of the amendment of the 2011 Plan and the re-approval of the performance factors of our 2011 Plan for purposes of Internal Revenue Code Section 162(m), and approval of our independent registered public accounting firm for the year ending December 31, 2017, each require the affirmative vote of a majority of the shares of common stock entitled to vote on the matter that are (i) represented in person or by proxy at the annual meeting and (ii) voted for or against the matter.

Effect of Abstentions

If an executed proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the annual meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted for or against such matter. As such, an abstention will have no effect on the vote for the non-binding advisory resolution to approve our named executive officer compensation, the approval of the amendment of the 2011 Plan and the re-approval of the performance factors of our 2011 Plan for purposes of Internal Revenue Code Section 162(m), and the ratification of our independent registered public accounting firm, Ernst & Young LLP for the year ending December 31, 2017

Effect of “Broker Non-Votes”

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a voting form from the institution that holds your shares and follow the instructions included on that voting form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions, such as the vote for ratification of our independent registered public accounting firm. On non-discretionary items, such as the vote for the election of directors, the non-binding advisory vote to approve named executive officer compensation and the vote for the amendment of the 2011 Plan and the re-approval of the performance factors of our 2011 Plan for purposes of Internal Revenue Code Section 162(m), if you do not give instructions to your broker, bank or other agent, the shares will not be voted and will be treated as broker non-votes.

If an executed proxy is returned by a broker, bank or other agent holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on a proposal (“broker non-votes”), such shares will be considered present at the annual meeting for purposes of determining a quorum on all proposals, but will not be considered to be entitled to vote on such proposal. Because broker non-votes are not voted affirmatively or negatively, they will have no effect on the outcome of any of the proposals for the annual meeting.

Voting Electronically via the Internet or by Telephone

General Information for All Shares Voted via the Internet or by Telephone

Stockholders whose shares are registered in their own name may choose to grant a proxy to vote their shares either via the Internet or by telephone. The laws of Delaware, under which we are incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of elections can determine that such proxy was authorized by the stockholder.

The Internet and telephone voting procedures set forth below, as well as on the enclosed proxy card, are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ voting instructions have been properly recorded. Stockholders granting a proxy to vote via the Internet or telephone should understand that there may be costs associated with such access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Your Name

Stockholders of record may go to www.envisionreports.com/impv to grant a proxy to vote their shares by means of the Internet. They will be required to provide the 15-digit control number contained on their proxy cards. The voting stockholder will then be asked to complete an electronic proxy card. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling the toll-free number on the proxy card and following the recorded instructions.

You may use the Internet to vote your proxy 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on April 25, 2017. You may use a touch-tone telephone to vote your proxy 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on April 25, 2017. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose shares are held in street name receive voting instruction forms from their banks, brokers or other agents, rather than our proxy card.

If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials have been forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

Solicitation of Proxies and Expenses

We will bear the cost of the solicitation of proxies from our stockholders in the enclosed form. Our directors, officers and employees, without additional compensation, may solicit proxies by mail, telephone, letter, facsimile, electronically or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, we will reimburse such record holders for their reasonable expenses incurred for forwarding such materials.

Voting Results

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by our Inspector of Elections and published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, or the SEC, within four business days of the annual meeting.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2016, including the financial statements, list of exhibits and any exhibit specifically requested is available without charge upon written request to: Imperva, Inc., Attention: Corporate Secretary, 3400 Bridge Parkway, Redwood Shores, California 94065.

ELECTION OF CLASS III DIRECTORS

(Item No. 1 on the Proxy Card)

Our restated certificate of incorporation and bylaws provide that the number of authorized directors shall be fixed from time to time by a resolution of the majority of our board of directors. As of the date of this proxy statement, our board of directors consists of eight directors. Our restated certificate of incorporation and bylaws provide for a classified board of directors, divided into three classes. This year the terms of our Class III directors, currently consisting of Albert Pimentel, Randall Spratt and James Tolonen, will expire at the annual meeting. Three of the continuing directors are Class I directors, whose terms will expire at our 2018 annual meeting, and two of the continuing directors are Class II directors, whose terms will expire at our 2019 annual meeting.

At each annual meeting of stockholders, holders of common stock eligible to vote at the meeting will be asked to vote on the election of successors to the class of directors whose term expires at that annual meeting for a term to expire at the third succeeding annual meeting. The individuals so elected will serve until their successors are elected and qualified or until their earlier death, resignation or removal. The board of directors has nominated each of Messrs. Pimentel, Spratt and Tolonen to serve as a Class III director for a three-year term that is expected to expire at our annual meeting in 2020 and until his successor is elected and qualified, or until his earlier death, resignation or removal. You can find the principal occupation and other information about the board’s nominees, as well as other continuing board members, below.

The election of Class III directors will be determined by the three nominees receiving the greatest number of votes from shares eligible to vote. Unless a stockholder signing a proxy withholds authority to vote for one or more of the board’s nominees in the manner described on the proxy card, each proxy received will be voted for the election of each of the board’s nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for the nominee or nominees who shall be designated by the present board of directors to fill the vacancy. We are not aware that any of the nominees will be unable or will decline to serve as a director.

There are no family relationships between any of our directors, nominees or executive officers. There are also no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR

THE ELECTION OF ALBERT PIMENTEL, RANDALL SPRATT AND JAMES TOLONEN

AS CLASS III DIRECTORS.

Information Regarding Our Nominees and Directors

The following table lists the nominees and continuing members of the board of directors by class, their ages as of March 7, 2017 and current positions with Imperva. Biographical information for each nominee and/or director is provided below.

Nominees

Name	Age	Class[1]	Position
Albert Pimentel[2]	61	III	Director
Randall Spratt[2,4]	64	III	Director
James Tolonen[2,3]	67	III	Director

Continuing Directors

Name	Age	Class[1]	Position
Charles Giancarlo[3,4,5]	59	I	Director
Roger Sippl[2,4,5]	62	I	Director
Allan Tessler[3]	80	I	Lead Independent Director
Anthony Bettencourt[5]	56	II	Chairman of the Board, President and Chief Executive Officer
Geraldine Elliott[4]	60	II	Director

[1]

The terms of Class III directors (if elected) will expire at the 2020 annual meeting. The terms of Class I directors will expire at the 2018 annual meeting. The terms of Class II directors will expire at the 2019 annual meeting.

[2]	Member of the Audit Committee. Messrs. Sippl and Spratt were appointed to the Audit Committee in February 2017.
[3]	Member of the Nominating and Corporate Governance Committee. Mr. Tessler was appointed to the Nominating and Corporate Governance Committee in February 2017.
[4]	Member of the Compensation Committee. Messrs. Sippl and Spratt were appointed to the Compensation Committee in February 2017.
[5]	Member of the Acquisitions Committee. Mr. Sippl was appointed to the Acquisitions Committee in February 2017.

Biographies

Nominees for Class III Directors

Albert Pimentel has served as a member of our board of directors since June 2010. Mr. Pimentel was most recently an Executive Vice President for Seagate Technology PLC, one of the world’s largest manufacturers of storage devices, until October 2016. Mr. Pimentel held various executive positions at Seagate, including as President, Global Markets & Customers from October 2013 to January 2016, and Executive Vice President, Chief Sales & Marketing Officer from April 2011 until October 2013. Mr. Pimentel also served on Seagate’s board of directors from March 2009 until April 2011. From May 2008 to August 2010, Mr. Pimentel served as the Chief Operating Officer and Chief Financial Officer for McAfee, Inc., a consumer and enterprise digital security products company. Mr. Pimentel is also on the boards of directors of Xilinx Corporation and Lifelock, Inc. Mr. Pimentel holds a B.S. in commerce from Santa Clara University. He is a Certified Public Accountant, inactive, in the State of California.

The board of directors believes that Mr. Pimentel possesses specific attributes that qualify him to serve as a director, including his extensive industry experience and financial and operational expertise.

Randall Spratt has served as a member of our board of directors since May 2016. Mr. Spratt was most recently Executive Vice President, Chief Information Officer and Chief Technology Officer for McKesson Corporation, a global pharmaceutical distribution services and information technology company, from 2009 to 2015. Mr. Spratt joined McKesson in 1999 and held various executive positions at McKesson prior to becoming CIO and CTO, including as CIO from 2005 to 2009, Chief Process Officer for McKesson Provider Technologies from 2003 to 2005 and Senior Vice President, Imaging, Technology and Business Process Improvement from 2000 to 2003. Mr. Spratt holds a B.S. in biology with a minor in computer science from the University of Utah.

The board of directors believes that Mr. Spratt possesses specific attributes that qualify him to serve as a director, including his extensive experience in information technology and operations.

James Tolonen has served as a member of our board of directors since July 2012. Mr. Tolonen currently serves as a member of the board of directors of MobileIron, Inc. and New Relic, Inc. Mr. Tolonen also served on the boards of directors of Blue Coat Systems, Inc. from May 2008 to February 2012, and Taleo Corporation from August 2010 to April 2012. Mr. Tolonen previously served as the Senior Group Vice President and Chief Financial Officer of Business Objects, S.A., an enterprise software solutions provider, where he was responsible for its finance and administration functions from January 2003 to its acquisition by SAP AG in January 2008. He remained with SAP AG until September 2008. Mr. Tolonen served as Chief Financial Officer and Chief Operating Officer and a member of the board of directors of IGN Entertainment Inc., an Internet media and service provider focused on the videogame market, from October 1999 to December 2002. He served as President and Chief Financial Officer of Cybermedia, a PC end-user security and performance software provider, from April 1998 to September 1998, and as a member of its board of directors from August 1996 to September 1998. Mr. Tolonen served as Chief Financial Officer of Novell, Inc., an enterprise software provider, from June 1989 to April 1998. Mr. Tolonen holds a B.S. in mechanical engineering and an M.B.A. from the University of Michigan. He is a Certified Public Accountant, inactive, in the State of California.

The board of directors believes that Mr. Tolonen possesses specific attributes that qualify him to serve as a director, including his extensive financial, operational and accounting experience and practical experience as a former chief financial officer of several security and software companies.

Continuing Directors

Charles Giancarlo has served as a member of our board of directors since May 2013. Mr. Giancarlo previously served as a Senior Advisor to Silver Lake Partners, a private investment firm that focuses on technology, technology-enabled and related growth industries, from 2013 to 2015 and as a Managing Director of Silver Lake Partners from 2008 to 2013. Prior to joining Silver Lake in 2008, he was employed by Cisco Systems, Inc., a provider of communications and networking products and services, which he joined in 1993 and where he was Executive Vice President and Chief Development Officer from 2004 to 2007. Mr. Giancarlo is also on the boards of directors of Accenture plc, Avaya, Inc., ServiceNow, Inc. and various private companies. He served on the board of directors of Netflix, Inc. from April 2007 to May 2012. Mr. Giancarlo holds a B.S. in electrical engineering from Brown University, an M.S. in electrical engineering from the University of California at Berkeley and an M.B.A. from Harvard University.

The board of directors believes that Mr. Giancarlo possesses specific attributes that qualify him to serve as a director, including his extensive industry and professional experience and his specific professional experience while at Cisco Systems, Inc.

Roger Sippl has served as a member of our board of directors since December 2016.  Mr. Sippl has been a Managing Member and Partner of Sippl Investments, LLC, a venture capital firm, since 1998. Mr. Sippl was the founder, Chief Technology Officer and Executive Chairman of Elastic Intelligence, Inc., a cloud computing company and developer of Connection Cloud, which was founded in 2009 and acquired by Intuit Inc. in 2013. In 2002, Mr. Sippl founded Above All Software, Inc., a business integration software company, and served as its Chief Executive Officer until April 2005 and as its Chairman of the Board from April 2005 until March 2007. Mr. Sippl served as the Chief Executive Officer and Chairman of the Board of Visigenic Software, Inc., a software development tools provider that he founded, from 1993 until it was acquired by Borland International, Inc. in 1998. He co-founded The Vantive Corporation, a global enterprise software company specializing in customer relationship management software that was acquired by PeopleSoft, Inc. in 2000. From 1980 to 1989, Mr. Sippl served as Chief Executive Officer of Informix Corporation, a database company that he founded, and from 1989 to 1993, as its Chairman of the Board of Directors. Mr. Sippl was also a director of SolarWinds, Inc. from March 2010 to February 2016, when it was jointly acquired by Thoma Bravo and Silver Lake Partners, and Interwoven, Inc. from April 2007 to March 2009, when it was acquired by Autonomy Corporation plc. Mr. Sippl holds a B.S. in computer science from the University of California at Berkeley.

The board of directors believes that Mr. Sippl possesses specific attributes that qualify him to serve as a director, including his extensive business and leadership experience as a chief executive officer of several technology companies and his substantial expertise in the software industry.

Allan Tessler has served as a member of our board of directors since February 2015 and as our lead independent director since October 2015. Mr. Tessler has been Chairman of the Board and Chief Executive Officer of International Financial Group, Inc., an international merchant banking firm, since 1987 and is Chairman and Chief Executive Officer of Teton Financial Services, a financial services company. He previously served as Chairman of the Board of Epoch Investment Partners, Inc., an investment management company, from 2004 to 2013, and as Chairman of the Board of J Net Enterprises, a technology holding company, from 2000 to 2004. He also previously served as Chief Executive Officer of J Net Enterprises, Co-Chairman and Co-Chief Executive Officer of Data Broadcasting Corporation, now known as Interactive Data Corporation, Chairman of Enhance Financial Services Group, Inc. and Chairman and principal shareholder of Great Dane Holdings. Mr. Tessler serves on the board of directors of TD Ameritrade Holding Corporation and L Brands, Inc. where he is lead independent director, chair of the finance committee, chair of the nominating and governance committee, and a member of the audit and executive committees. He is a member of the board of governors of the Boys & Girls Clubs of America. Mr. Tessler holds a B.A. from Cornell University and an L.L.B. from Cornell University Law School.

The board of directors believes that Mr. Tessler posseses specific attributes that qualify him to serve as a director, including his extensive financial, operational and industry experience and his extensive leadership experience as a director and chief executive officer of companies in various industries.

Anthony Bettencourt has served as our President, Chief Executive Officer and a member of our board of directors since August 2014.  He has been Chairman of the Board since October 2015. From November 2010 to March 2014, Mr. Bettencourt served as Chief Executive Officer of Coverity Inc. through its acquisition by Synopsys, Inc. Coverity was a privately held company that developed and marketed development testing solutions to assist software developers in detecting and fixing quality and security problems. From January 2006 to October 2009, Mr. Bettencourt served as Senior Vice President of Special Projects at Autonomy Corporation plc. From 2003 to 2005, Mr. Bettencourt served as Chief Executive Officer of Verity Inc., an enterprise search company, and led the company through its acquisition by Autonomy in 2005. Mr. Bettencourt served on the board of directors of Proofpoint, Inc. from April 2012 until January 2017 and on the board of directors of Versant Corporation from January 2012 to December 2012 through its acquisition by Actian Corporation. Mr. Bettencourt holds a B.A. in English from Santa Clara University.

The board of directors believes that Mr. Bettencourt possesses specific attributes that qualify him to serve as a director, including the perspective and experience he brings as our Chief Executive Officer, as well as his prior executive level leadership and operational expertise.

Geraldine Elliott has served as a member of our board of directors since August 2015. She currently serves on the boards of directors of Bed, Bath and Beyond, Inc. and Whirlpool Corporation and the privately held companies Charlotte Russe, Inc. and Puppet Labs, Inc.   Ms. Elliott served in various executive management roles at Juniper Networks from 2009 to 2014, most recently as Executive Vice President and Chief Customer Officer. Prior to Juniper, Ms. Elliott held a series of senior executive positions at Microsoft from 2001 to 2009, most recently as Vice President, World Wide Public Sector. Prior to Microsoft, she spent 22 years at IBM Corporation, where she held executive and management positions spanning sales, services, consulting, strategy development, and product management. Ms. Elliott is on the Advisory Board for BoardList, the Silicon Valley initiative to increase the number of women on tech boards, and is the founder of Broadrooms, a website dedicated to women who serve or want to serve on corporate boards. She holds a B.A. in Political Science from New York University.

The board of directors believes that Ms. Elliott possesses specific attributes that qualify her to serve as a director, including her management experience in sales and distribution, technology and engineering, and strategic planning and leadership of complex organizations.

Board Meetings, Committees and Corporate Governance

Our board of directors had fourteen meetings during 2016. Our independent directors hold an executive session in conjunction with each regularly scheduled in-person board meeting (of which there are at least four per year) and as needed during special meetings. During 2016, each incumbent director attended at least 75% of the aggregate number of meetings of the board of directors and the committees on which he or she served.

Director Independence

Our board of directors has determined that each member of our board of directors, other than Mr. Bettencourt, is independent, as determined under the rules of the NASDAQ Stock Market. Mr. Bettencourt is our Chairman, President and Chief Executive Officer.

Board Leadership

Our board of directors highly values an independent board of directors. Currently, more than 75% of the members of our board of directors are independent, as well as all members of the audit committee, the compensation committee and the nominating and corporate governance committee.

Our board’s leadership structure is comprised of our CEO, who also serves as Chairman of the board, and a lead independent director. In October 2015, the board of directors designated Mr. Tessler as its lead independent director. The lead independent director presides at executive sessions of independent directors and any meetings at which our CEO is not present. The lead independent director also calls meetings of the independent directors as may be necessary from time to time. In addition, he discusses any significant conclusions or requests arising from the executive sessions with our CEO, including the scheduling of, and requested agenda items for, future meetings of the board of directors. He may also perform other duties as may be, from time to time, set forth in our bylaws or requested by our board of directors to assist it in the fulfillment of its responsibilities, by individual directors, or by our CEO.

Our board structure allows us to leverage the experience of our CEO and the independent perspective of our lead independent director. We believe that this structure, amplified by our strong committee system, meets the current corporate governance needs and oversight responsibilities of the board.

Role of the Board in Risk Oversight

The board of directors is actively involved in the oversight of our risk management process. The board does not have a standing risk management committee, but administers this oversight function directly through the board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, our nominating and corporate governance committee monitors our major legal compliance risk exposures and our program for promoting and monitoring compliance with applicable legal and regulatory requirements and our board is responsible for monitoring and assessing strategic risk exposure, with assistance from time to time by our acquisitions committee, and other risks not covered by our committees.

The full board, or the appropriate committee, receives reports on risks facing Imperva from our CEO or other members of management to enable it to understand our risk identification, risk management and risk mitigation strategies. We believe that our board’s leadership structure supports effective risk management because it allows the independent directors on our committees to exercise oversight over management.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. Our board of directors also has adopted a Code of Business Conduct and Ethics for directors, officers and employees that serves as a framework for our commitment to promoting high standards of honest and ethical business conduct and compliance with applicable laws. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Investors section of our website, which is located at www.imperva.com/Company/CorporateGovernance. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are reviewed at least annually by our nominating and corporate governance committee, and changes are recommended to our board of directors for their approval.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates pursuant to a separate charter adopted by our board of directors, as well as an informal acquisitions committee. The composition and functioning of our board of directors and all of our audit, compensation and nominating and corporate governance committees comply with all applicable requirements of the Sarbanes Oxley Act of 2002, the NASDAQ Stock Market and SEC rules and regulations. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

During 2016, our audit committee was comprised of Mr. Tolonen, who is the chair of the committee, and Messrs. Pimentel and Tessler.  In February 2017, Messrs. Sippl and Spratt joined the audit committee and Mr. Tessler stepped down from the audit committee. The composition of our audit committee meets the requirements for independence under the current NASDAQ Stock Market and SEC rules and regulations. Each member of our audit committee is financially literate and is independent, as determined by our board of directors pursuant to the rules of the NASDAQ Stock Market. In addition, the board of directors has determined that Messrs. Pimentel, Sippl and Tolonen, are financial experts within the meaning of Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended. All audit and permissible non-audit services to be provided to us by our independent registered public accounting firm will be approved in advance by our audit committee. Our audit committee recommended, and our board of directors has adopted, a charter for our audit committee. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	approving or, as permitted, pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt, retention and treatment of accounting-related complaints and concerns; and
•	considering the adequacy of our internal accounting controls and audit procedures.

The audit committee met eight times during 2016, including meetings with our independent registered public accounting firm to review our quarterly and annual financial statements and discuss their review or audit of such statements. The audit committee operates pursuant to the audit committee charter, which has been posted on our website at www.imperva.com/Company/CorporateGovernance.

Compensation Committee

Our compensation committee is comprised of Ms. Elliott, who is the chair of the committee, Mr. Giancarlo who joined the committee in May 2016 and Messrs. Sippl and Spratt who joined in February 2017. Theresia Gouw and Frank Slootman served as members of our compensation committee until the expiration of their terms as directors in May 2016. The composition of our compensation committee meets the requirements for independence under the current NASDAQ Stock Market and SEC rules and regulations and the Internal Revenue Code of 1986, as amended (the “Tax Code”). The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our directors and executive officers. Our compensation committee recommended, and our board of directors has adopted, a charter for our compensation committee. Our compensation committee’s responsibilities include:

•	annually reviewing and approving goals and objectives relevant to the compensation of our executive officers;
•	evaluating the performance of our chief executive officer in light of such goals and objectives and determining the compensation of our chief executive officer;
•	overseeing and administering our incentive-based compensation and equity plans;
•	annually reviewing and making recommendations to the board with respect to director compensation;
•	reviewing with management our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures; and
•	reviewing general policies relating to compensation and benefits of our employees.

The compensation committee met six times during 2016. The compensation committee operates pursuant to the compensation committee charter. Under its charter, which has been posted on our website at www.imperva.com/Company/CorporateGovernance, the compensation committee has authority to retain compensation consultants, outside counsel and other advisors that the committee deems appropriate, in its sole discretion, to assist it in discharging its duties, and to approve the terms of retention and fees to be paid to such consultants. The compensation committee engaged Compensia, Inc., an independent compensation consulting firm, to provide advice and analysis to the compensation committee on our executive officer and director compensation programs during 2016. See “Compensation Discussion and Analysis” for additional discussion regarding the role of Compensia in executive compensation.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Mr. Giancarlo, who is the chair of the committee, and Mr. Tolonen.  Mr. Tessler joined the nominating and corporate governance committee in February 2017. Ms. Gouw served as a member of our nominating and corporate governance committee until the expiration of her term as a director in May 2016. The composition of our nominating and corporate governance committee meets the requirements for independence under NASDAQ Stock Market and SEC rules and regulations. Our nominating and corporate governance committee has recommended, and our board of directors has adopted, a charter for our nominating and corporate governance committee. Our nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board criteria for board and committee membership;
•	establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;
•	identifying individuals qualified to become board members;
•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;
•	developing and recommending to the board a code of business conduct and ethics and a set of corporate governance guidelines;

•	overseeing the evaluation of the board, its committees and management;
•	reviewing related party transactions and proposed waivers of our code of conduct;
•	reviewing and discussing public disclosures related to the board’s leadership structure and its role in risk oversight;
•	reviewing developments in corporate governance practices; and
•	evaluating the adequacy of, and making recommendations with respect to, our corporate governance practices and reporting.

The nominating and corporate governance committee met four times during 2016. The nominating and corporate governance committee operates pursuant to the nominating and corporate governance committee charter, which has been posted on our website at www.imperva.com/Company/CorporateGovernance.

The nominating and corporate governance committee will consider nominees recommended by stockholders for election as directors. If a stockholder would like to recommend a director candidate for the next annual meeting, the stockholder must deliver the recommendation in writing to the Corporate Secretary, Imperva, Inc., 3400 Bridge Parkway, Redwood Shores, California 94065. The recommendation must be submitted not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected identified candidates as appropriate. Candidates for the board of directors are generally selected based on desired skills and experience in the context of the existing composition of the board and needs of the board and its committees at that time, including the requirements of applicable SEC and NASDAQ Stock Market rules. The nominating and corporate governance committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all candidates. The committee will choose candidates to recommend for nomination based on the specific needs of the board and Imperva at that time. Although the nominating and corporate governance committee does not have a specific policy on diversity, in its consideration of the specific needs of the board and Imperva, the committee considers diverse backgrounds so that the board composition reflects a broad spectrum of experience and expertise. The nominating and corporate governance committee retained Spencer Stuart to assist in identifying and initially screening board member candidates, including Messrs. Spratt and Sippl, who joined the board in May 2016 and December 2016, respectively. Final approval of nominees to be presented for election is determined by the full board.

The nominating and corporate governance committee recommended to the board that Messrs. Pimentel, Spratt and Tolonen be nominated to serve as Class III directors.

Acquisitions Committee

Our acquisitions committee is an informal committee of the board comprised of Messrs. Bettencourt and Giancarlo.  Mr. Sippl joined the acquisitions committee in February 2017. The acquisitions committee’s purpose is to assist our board of directors in review of certain investment and acquisition transactions proposed by management. The acquisitions committee did not meet during 2016.

Compensation Committee Interlocks and Insider Participation

During the course of 2016, the members of our compensation committee were Messrs. Slootman and Giancarlo, and Mses. Gouw and Elliott. None of them had at any time in the last year (while serving as a compensation committee member) or had previously been one of our officers or employees and none has had any relationships with our company of the type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during 2016.

Communications with Directors

Any third party, including any stockholder, may communicate with the board, including its independent directors, by sending written correspondence to: Board of Directors, c/o Corporate Secretary, Imperva, Inc., 3400 Bridge Parkway, Redwood Shores, California 94065. This disclosure can be found on the Investors section of our website, which is located at www.imperva.com/Company/Communications. Communications may be submitted anonymously or confidentially. Communications are distributed to the board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. The board has instructed the Corporate Secretary to review all correspondence and to determine, in her discretion, whether matters submitted are appropriate for board consideration. In particular, the board has directed that communications such as product or commercial inquiries or complaints, resume and other job inquiries, surveys and general business solicitations or advertisements should not be forwarded to the board. In addition, material that is unduly hostile, threatening, illegal, patently offensive or similarly inappropriate or unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any independent director upon request. The Corporate Secretary may forward certain communications elsewhere in the company for review and possible response.

Director Attendance of Annual Meetings

We encourage directors to attend our annual meetings of stockholders but do not require attendance. Five directors attended our 2016 annual meeting of stockholders.

Director Compensation

The compensation committee, after considering the information, analysis and recommendation provided by Compensia, evaluates the appropriate level and form of compensation for non-employee directors and recommends changes to the board when appropriate. For 2016, annual compensation for non-employee directors consisted of:

Board Fees[1]
Cash Retainer	$ 30,000
Annual Equity Awards for Continuing Directors:
Restricted Stock Units[2]	Equal to $200,000 divided by the closing price of the company’s common stock on the grant date
Initial Equity Awards for New Directors[3]:
Restricted Stock Units	Equal to $400,000 divided by the closing price of the company’s common stock on the grant date
Committee and Non-Employee Chairman of the Board Fees
Chairman of the Board of Directors[4]	$ 20,000
Lead Independent Director	$ 16,500
Audit Committee Chair	$ 20,000
Compensation Committee Chair	$ 12,000
Nominating and Corporate Governance Chair	$ 7,500
Non-chair Audit Committee Member	$ 8,000
Non-chair Compensation Committee Member	$ 5,000
Non-chair Nominating and Corporate Governance Committee Member	$ 4,000

[1]	All cash compensation to directors is paid in quarterly installments upon continuing service.
[2]	The annual restricted stock unit awards vest in full after one year.
[3]	Each new non-employee director receives a restricted stock unit grant upon joining the board of directors. The restricted stock units vest over three years in equal annual installments.
[4]	This fee is only paid to a non-employee Chairman of the Board.

Director Compensation Table

The following table provides information for the year ended December 31, 2016 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director in 2016. Other than as set forth in the table and the narrative that follows it, in 2016 we did not pay any fees to our non-employee directors, make any equity or non-equity awards to non-employee directors or pay any other compensation to non-employee directors. All compensation that we paid to Mr. Bettencourt, our only employee director, is analyzed in the section “Compensation Discussion and Analysis” and presented in the tables summarizing named executive officer compensation in the section “Executive Compensation.” No compensation was paid to Mr. Bettencourt in his capacity as a director.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2,3]	Total ($)
Geraldine Elliott[4]	39,616	199,958	239,574
Charles Giancarlo[5]	40,797	199,958	240,755
Theresia Gouw[6]	9,750	—	9,750
Albert Pimentel	38,000	199,958	237,958
Frank Slootman[6]	10,500	—	10,500
Randall Spratt[7]	18,709	399,978	418,687
Roger Sippl[8]	1,386	399,997	401,383
Allan Tessler	54,500	199,958	254,458
James Tolonen	54,000	199,958	253,958

[1]	These amounts reflect quarterly retainer fees earned in 2016 for board and committee service.
[2]

Amounts shown in this column reflect the aggregate grant date fair value of the restricted stock unit (“RSU”) awards granted during 2016 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, (“FASB ASC 718”). The amounts do not reflect dollar amounts actually received by each non-employee director. See Note 12 of the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of all assumptions made in determining the grant date fair values.

[3]	The aggregate number of outstanding stock options and unvested RSUs held by each of our non-employee directors as of December 31, 2016 was as follows:

Name	RSUs	Options
Geraldine Elliott	5,633	3,980
Charles Giancarlo	4,417	18,108
Theresia Gouw	—	—
Albert Pimentel	4,417	21,165
Randall Spratt	11,363	—
Roger Sippl	10,554	—
Frank Slootman	—	—
Allan Tessler	6,472	9,455
James Tolonen	4,417	21,268

[4]	Fees paid to Ms. Elliott in 2016 reflect her appointment as chair of the compensation committee in May 2016.
[5]	Fees paid to Mr. Giancarlo in 2016 reflect his appointment to the compensation committee in May 2016.
[6]	Fees paid to Ms. Gouw and Mr. Slootman reflect that they did not stand for re-election at the annual meeting held in May 2016.
[7]	Mr. Spratt joined the board of directors in May 2016.
[8]	Mr. Sippl joined the board of directors in December 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during 2016 except for a Form 4 for our Chief Technology Officer to disclose the sale of shares pursuant to a 10b5-1 plan on May 2, 2016 that we inadvertently failed to file and that was subsequently filed on May 17, 2016.

Executive Officers and Key Employees

Our executive officers and key employees as of March 7, 2017, and their positions and respective ages on that date, are:

Name	Age	Position
Anthony Bettencourt	56	President, Chief Executive Officer and Chairman of the Board
Brett Hooper	53	Senior Vice President of People
Mark Kraynak	43	Senior Vice President and General Manager of Enterprise Solutions
Michael Mooney	56	Chief Revenue Officer
Sunil Nagdev	53	Senior Vice President and General Manager, Incapsula, Professional and Customer Services
Trâm Phi	46	Senior Vice President, General Counsel and Corporate Secretary
Terrence Schmid	53	Chief Financial Officer and Treasurer
Amichai Shulman	47	Chief Technology Officer

Our executive officers and key employees serve at the discretion of the board of directors, subject to rights, if any, under contracts of employment. See “Executive Compensation—Employment, Severance and Change in Control Arrangements.” Biographical information for Mr. Bettencourt is provided above. See “—Information Regarding Our Nominees and Directors.”

Brett Hooper has served as our Senior Vice President of People since June 2015. From 2006 to 2015 Mr. Hooper was at JDS Uniphase Corporation, a manufacturer of optical communications networks and provider of test and measurement services to the communications industry, most recently as Senior Vice President, Human Resources. Prior to that, he served as Senior Vice President, Human Resources at Credence Systems Corporation, a manufacturer of test equipment for the semiconductor industry. He had joined Credence through the 2004 acquisition of NPTest where he had held the role of VP, Human Resources and Communications. Earlier in his career, Hooper served in a variety of roles at Schlumberger Limited, most recently as Director of Human Resources. Mr. Hooper holds a B.S. in Petroleum Engineering from the University of Texas, Austin.

Mark Kraynak has served as our Senior Vice President and General Manager of Enterprise Solutions since December 2015. Prior to that, he served as our Chief Product Officer from October 2014 to December 2015; Senior Vice President, Worldwide Marketing from July 2012 to October 2014; Vice President, Worldwide Marketing from December 2008 to July 2012; Senior Director, Strategic Marketing from July 2007 to December 2008; Director, Product Marketing from September 2004 to July 2007 and Senior Product Marketing Manager from June 2004 to September 2004. Mr. Kraynak holds a B.Sc. in electrical engineering and English from Duke University and an M.F.A. in literature from American University.

Michael Mooney has served as our Chief Revenue Officer since October 2014. Prior to that, Mr. Mooney was Senior Vice President of Americas Field Operations of Autonomy from 2006 through 2012. Hewlett-Packard Company acquired Autonomy in 2011, and from 2012 to August 2014 Mr. Mooney was responsible for Information Analytics and Big Data revenue, as well as for OEM and Federal revenue across all Autonomy divisions at Hewlett-Packard Company. Prior to his roles at Autonomy, Mr. Mooney served in various executive positions at Verity from 2000 until Verity’s acquisition by Autonomy in 2005, most recently as Senior Vice President of Americas Field Operations. Before Verity, Mr. Mooney was Vice President of Sales for Adaptive Media; Vice President of Western Sales for Versant; and held sales and sales management roles for Alantec and CMC.

Sunil Nagdev has served as our Senior Vice President and General Manager, Incapsula, Professional and Customer Services, since February 2017.  Prior to that, he served as our Senior Vice President, Worldwide Services and Support since December 2014, and also as our Vice President, Worldwide Services from April 2008 to January 2011. From January 2011 to December 2014, Mr. Nagdev was Senior Vice President, Global Services and Support

at Coverity Inc., a privately held company that develops and markets development testing solutions that assist software developers in detecting and fixing quality and security problems. Prior to that, Mr. Nagdev was Vice President, Worldwide Professional Services and Technical Support at Tablus, Inc., and Senior Vice President, Worldwide Professional Services and Technical Support at Verity, Inc. Mr. Nagdev holds a B.S. in computer science from Chico State University.

Trâm Phi has served as our Senior Vice President, General Counsel and Corporate Secretary since February 2012. From August 2011 to February 2012, she served as our Vice President, General Counsel and Corporate Secretary. Ms. Phi served as Vice President, General Counsel and Secretary of ArcSight, Inc., a provider of enterprise threat and risk management solutions, from January 2006 until the acquisition of ArcSight by Hewlett-Packard Company in October 2010, and then as general counsel of HP Software, Security until August 2011. From September 2002 to May 2005, Ms. Phi served in various positions at InVision Technologies, Inc., a manufacturer of explosives detection systems, most recently as Senior Vice President and General Counsel, including following the acquisition of InVision by General Electric Company in December 2004. Ms. Phi holds a B.A. in political science from San Jose State University and a J.D. from the University of California, Berkeley, School of Law (Boalt Hall).

Terrence Schmid has served as our Chief Financial Officer and Treasurer since November 2010. Prior to that, from April 2009 to November 2010, Mr. Schmid was the Chief Financial Officer for Coremetrics, Inc. (acquired by IBM), a provider of marketing optimization software. From November 2006 to April 2009, Mr. Schmid was the Executive Vice President and Chief Financial Officer for Enterasys Networks, Inc., a provider of wired and wireless infrastructure and security solutions. Mr. Schmid holds a B.A. in economics from the University of San Francisco and an M.B.A. from Duke University.

Amichai Shulman is our co-founder and has served as the Chief Technology Officer of Imperva Ltd., our Israeli subsidiary, since May 2002. Mr. Shulman has also served as our Secretary from May 2002 to October 2010. Prior to founding Imperva, from 2000 to 2002, Mr. Shulman was a founder and Chief Technology Officer of eDvice Security Services Ltd., an application and database security consulting group. Mr. Shulman holds a B.Sc. and an M.S. in computer science from Technion, Israel Institute of Technology where he currently serves as an adjunct faculty member in the computer science department.

NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER
COMPENSATION

(Item No. 2 on the Proxy Card)

In accordance with SEC rules and regulations, we are providing stockholders with a non-binding advisory vote to approve compensation programs for our named executive officers, also known as “say on pay.”

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy, and the Executive Compensation section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our named executive officers. The compensation committee and the board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

As described in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to recruit, retain and motivate talented individuals with the experience and leadership skills necessary for us to increase stockholder value by driving long-term growth in revenue and profitability. We seek to provide executive compensation that is competitive with companies that are similar to us. We also seek to provide near-term and long-term financial incentives that reward well-performing executives when strategic corporate objectives designed to increase long-term stockholder value are achieved. We believe that executive compensation should include base salary, cash incentives and equity awards. In particular, our executive compensation philosophy is to promote long-term value creation for our stockholders by rewarding achievement of selected financial metrics, and by using equity incentives. Please see our “Compensation Discussion and Analysis” and the related compensation tables for detailed information about our executive compensation programs, including information about the 2016 compensation of our named executive officers.

As an advisory vote, this proposal is not binding. However, the compensation committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when considering future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

“RESOLVED, that Imperva’s stockholders approve, on an advisory basis, the compensation of the named executive officers disclosed in the proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”

COMPENSATION DISCUSSION AND ANALYSIS

This discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures in the “Executive Compensation” section that follows. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by the following executive officers and places in perspective the data presented in the tables and narrative that follow:

•	Anthony Bettencourt, our Chairman of the board, President and Chief Executive Officer (our “CEO”);
•	Mark Kraynak, our Senior Vice President and General Manager of Enterprise Solutions;
•	Michael Mooney, our Chief Revenue Officer;
•	Trâm Phi, our Senior Vice President, General Counsel and Corporate Secretary; and
•	Terrence Schmid, our Chief Financial Officer and Treasurer.

We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as our “named executive officers” or “NEOs”.

2016 Executive Compensation Highlights

1.

Company Performance. Imperva achieved revenue of $264.5 million, up 13% year-over-year, and product and subscription revenue of $170.8 million, up 10% year-over-year, driven by subscription revenue growth of 81% which was offset by a year-over-year decline in product revenue of 19%. Although the company experienced continued growth in subscription revenue from its Incapsula business, and accomplished many operational objectives, including transitioning to a new sales leadership team in the Europe, Middle East and Africa region and completing an unplanned comprehensive review of strategic alternatives, overall performance was mixed and the company did not achieve the financial goals that had been set at the beginning of the year. The compensation for our NEOs in 2016 reflects these mixed results.

2.	Pay for Performance Outcomes.
•

Equity Awards.  The compensation committee approved equity awards with a 50/50 mix between performance-based restricted stock units (“PRSUs”) and restricted stock units (“RSUs”).  We granted PRSUs to our NEOs to be earned upon achievement of an annual contract value of subscription bookings target for 2016. At target achievement levels, the PRSUs made up 50% of the shares awarded to each of our NEOs for 2016 and RSUs that vest over a four-year period made up the other 50% of the shares awarded.  Each of our NEOs earned 38% of the target number of PRSUs awarded based on company performance in 2016.  For further detail see “Equity Compensation” and “Equity Awards under Our Equity Incentive Bonus Plan.”

•

Cash Awards.  Under the 2016 cash incentive bonus plan, the company exceeded the revenue target for the first quarter 2016 and our NEOs earned 105% of their target bonus amount for the first quarter.  The company did not achieve threshold performance levels for the remainder of the year and NEOs earned no bonuses under the cash incentive bonus plan for the remainder of the year.  No bonuses were paid companywide during the second quarter.  Our CEO received no additional bonus or variable compensation for the remainder of the year. On the recommendation of our CEO, during the third and fourth quarters, the compensation committee decided to recognize the efforts of employees given the company’s ability to significantly exceed its revised revenue guidance while controlling costs.  As a result, discretionary bonuses were awarded to all eligible employees companywide, except for our CEO, which resulted in our NEOs earning 46%

of their target bonus amount for the year and our CEO earning 26% of his target bonus amount for the year. For further detail, see “Cash Bonuses under the Cash Incentive Bonus Plan.”
3.

CEO Compensation. The compensation committee increased the 2016 base salary for our CEO less than 7% from $375,000 in 2015 to $400,000 in 2016 and his annual cash bonus target remained unchanged at 100% of base salary. The compensation committee also approved of equity awards with a 50/50 mix between PRSUs and RSUs, awarding 35,800 PRSUs at the target achievement level with a three-year vesting period from the date of grant and 35,800 RSUs subject to a four-year vesting period.  As discussed above, 38% of the target amount of PRSUs were awarded with the remainder being cancelled. In addition, our CEO did not receive any cash bonus payments in 2016, except for during the first quarter under the cash incentive bonus plan. As a result, he earned 26% of his annual target cash bonus amount for the year.

4.	Continued Compensation Best Practices. As in prior years, we have retained our compensation best practices including:
•

Independent compensation committee with an independent compensation consultant. The compensation committee is comprised solely of independent directors that have implemented a rigorous pay for performance compensation program for our executive officers. The compensation committee retained an independent compensation consultant to provide it with market data and advice to support its executive compensation decisions.

•

Ongoing stockholder outreach.  We engage in stockholder outreach throughout the year to discuss our business, including discussions with stockholders about the structure of our compensation program.  We and the compensation committee consider the feedback we receive from stockholders about our compensation programs when making future compensation decisions for our named executive officers.

•

Annual say-on-pay vote. We conduct annual non-binding say-on-pay advisory votes and we and the compensation committee consider the outcome of the vote when making future compensation decisions for our named executive officers.

•

Annual compensation review. The compensation committee reviews our peer group and executive officer compensation levels annually with data and input from Compensia to ensure that compensation levels for our executive officers are competitive and set at appropriate levels relative to market.

•

Annual compensation-related risk assessment. We and the compensation committee perform an annual review of our compensation programs companywide to ensure that they do not encourage a level of risk taking that would result in a material adverse impact on the company.

•

Double-trigger severance arrangements. We have only double-trigger severance arrangements with our named executive officers under our Change in Control Plan. Our 2011 Stock Option and Incentive Plan does not provide for automatic single-trigger acceleration in the event of a corporate transaction.

•

No gross-ups or reimbursements for taxes. We have not provided any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive might owe as a result of the application of Sections 280G or 4999 of the Tax Code and we have not agreed and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement.

•	No perquisites. We do not provide perquisites to our named executive officers. NEOs are entitled to generally available benefits on the same basis as all other employees.
•

No hedging, pledging or margin accounts. Our insider trading policy prohibits directors and officers from engaging in hedging activities, the shorting of our securities, holding our securities in a margin account, and the pledging of our securities as collateral for loans.

•

Clawback policy. We have a compensation recovery, or “clawback” policy which provides that, in the event we are required to prepare an accounting restatement as a result of fraud or intentional misconduct, we may recover from those current and former executive officers who are subject to the reporting requirements of Section 16 of the Exchange Act and were involved in the fraud or misconduct, any cash or equity incentive award, erroneously paid or awarded in excess of what would have been paid pursuant to the restated financial statements.

•	Limit on Non-Employee Director Awards. Under our 2011 Stock Option and Incentive Plan we have established a maximum amount of shares that may be granted to a non-employee director in any fiscal year.

Stockholder Advisory Vote on Executive Compensation and Stockholder Outreach

At our 2016 annual meeting, our stockholders approved the non-binding, advisory proposal on our executive compensation program (the “Say-on-Pay Proposal”) by 86.5% of the votes cast. Following the annual meeting, we engaged in typical stockholder outreach throughout the year to discuss our business, including discussions with stockholders about the structure of our compensation program and our belief that a significant portion of our executives’ compensation should be linked to company performance. These discussions with our significant institutional investors were led by Mr. Schmid, our Chief Financial Officer. Our stockholders did not raise significant concerns during these discussions and combined with the results of the Say-on-Pay Proposal, we believe conveyed our stockholders’ support of our executive compensation program and the committee’s decisions. Based in part on these results, the committee made no material changes to the structure of our compensation programs following the 2016 annual meeting. We expect to continue our dialogue with stockholders and take their feedback into account annually when determining the compensation for our named executive officers.

In 2015, our stockholders voted in favor of having a Say-on-Pay Proposal submitted for stockholder consideration every year and, as a result, we hold an annual vote on our Say-on-Pay Proposal. Our next non-binding advisory vote on the frequency of our Say-on-Pay Proposals will occur at our 2021 annual meeting.

Compensation Philosophy and Objectives

Our compensation program for our named executive officers is designed to attract individuals with the skills necessary for us to achieve our annual operating plans, to motivate those individuals, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above the levels that we expect. It is also designed to link rewards to measurable corporate performance targets. We believe that the most effective executive compensation program is one that is designed to align executives’ interests with those of the stockholders by rewarding the achievement of established financial goals, with the ultimate objective of improving stockholder value. A portion of the compensation should be at risk, provided such risk does not lead to excessive risk taking by our named executive officers and should vary based on our financial and operating performance as well as each named executive officer’s level of responsibility. We evaluate compensation to ensure that we maintain our ability to attract and retain talented employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, we believe executive compensation packages provided by us to our executive officers should include both cash and stock-based compensation that reward achievement of established company financial performance measures.

We work within the framework of our pay-for-performance philosophy to determine each component of an executive’s compensation package based on numerous factors, including:

•	the individual’s particular background and circumstances, including training and prior relevant work experience, as well as historical compensation;
•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;
•	the individual’s performance and the performance of our business;

•	the demand for individuals with similar expertise and experience and the retention risk for the individual; and
•	the individual’s ability to meet or exceed expectations for the position and take on additional responsibilities to grow the business.

Role of the Compensation Committee and Executive Officers in Compensation Decisions

The compensation of our named executive officers is determined by our compensation committee. Our CEO typically provides annual recommendations to the compensation committee and discusses with the compensation committee the compensation and performance of all executive officers, other than himself, during the last quarter of the fiscal year and the first quarter of the new fiscal year. Our CEO bases his recommendations in part upon his review of the performance of our executive officers. Our compensation committee reviews the performance of our CEO.  The compensation committee discusses its review with the board of directors and solicits their feedback prior to meeting in executive session without the CEO present to determine his compensation. Our compensation committee may exercise its discretion in modifying any recommended compensation adjustments or awards to executives. In addition, compensation committee meetings typically have included, for all or a portion of each meeting, not only the committee members and our CEO, but also our Chief Financial Officer, our Senior Vice President and General Counsel, and our Senior Vice President of People.

Components of Executive Compensation

Our named executive officers’ compensation has the following primary components:

•	base compensation or salary,
•	cash incentive bonuses under our senior management bonus plan, and
•	equity awards for new hires and ongoing employees.

Each of these components is discussed in more detail in the sections that follow. We set executive officer compensation at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the compensation that is payable by public companies with which we believe we generally compete for executives. To this end, we review executive survey data and compensation data of peer companies annually when we review executive compensation. We utilize salary as the base amount necessary to compete for executive talent. We design our cash incentive bonus plan to focus our management on achieving revenue goals while controlling operating expense and margin and to reward substantial achievement of these company financial objectives. We utilize cash bonuses to reward achievement of company financial objectives with a time horizon of one year or less, and we utilize equity awards under our bonus plan to provide long-term rewards for annual performance achievements and to encourage similar performance over a longer term. In 2016, we utilized RSUs as initial grants to newly hired executive officers and a 50/50 mix of PRSUs and RSUs as “refresh” grants to our NEOs to reward long-term performance, with strong corporate performance and extended officer tenure producing potentially significant value for the officer.

We view each of these elements of compensation as related but distinct. Although our compensation committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with our recruiting and retention goals, our view of internal equity and consistency and other considerations we deem relevant, such as rewarding extraordinary performance. We believe that, as is common in the technology sector, equity awards are a significant compensation-related motivator in attracting and retaining employees.

Our compensation committee’s current practice is to perform at least annually a strategic review of our executive officers’ compensation levels to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other companies with which we compete for executives.

In the fourth quarter of 2015, consistent with prior years, our compensation committee retained Compensia, a compensation consulting company, to provide us with market data for similar technology companies, including a peer group of companies in the technology sector, as well as advice in the review of compensation in connection with the completion of 2015 and review of compensation for 2016. The information provided by Compensia is compared against the compensation we offer to ensure that our compensation program is competitive. Our compensation committee plans to retain a consultant to provide similar information and advice in future years for consideration in establishing annual salary increases and additional equity grants, and in structuring our executive bonus program. We do not believe the retention of, and the work performed by, Compensia creates any conflict of interest.

Use of Peer Group Data

Our compensation committee generally consults market data compiled by Compensia to better inform its determination of the key elements of our compensation program in order to develop a compensation program that it believes will enable us to compete effectively for new employees and retain existing employees. In general, this market data consists of compensation information from both broad-based third-party compensation surveys and peer groups. The compensation data for 2016 consisted of compensation paid by companies from the survey and the peer group to executives in positions comparable to those held by our executive officers. While we compete for executive talent to some degree with companies that have revenues significantly in excess of those represented in the surveys and peer groups, we believe that the companies represented in the surveys and peer groups similarly compete with such larger companies and hence are an appropriate comparison for our employment market. Our compensation committee uses market data as one information point when making compensation decisions, understanding that such data cannot be applied formulaically. In addition to market compensation studies, our compensation committee has historically taken into account input from other sources, including input from the members of the compensation committee and publicly available data relating to the compensation practices and policies of other companies within and outside of our industry.

For the review of compensation in connection with the completion of 2015 and determination of base and target bonus compensation for 2016, our compensation committee utilized data from Compensia based on its proprietary compensation database, a subset of comparable companies from the Radford August 2015 High-Technology Industry Survey, for executive officers in Israel, the Zviran 2015 Salary Survey for Israel-based Executives and a peer group of companies that reflect our industry, size and growth. The peer group for our compensation review in connection with the determination of base and target bonus compensation for 2016 was selected based on the recommendations of Compensia after consultation with and input from the chair of our compensation committee and our CEO, CFO and SVP of People. This peer group included the following companies:

Barracuda Networks	Cornerstone OnDemand	Gigamon	LogMeIn	Proofpoint

Bottomline Technologies	Demandware	Guidewire Software	Marketo	PROS Holdings

Box	Ellie Mae	Infoblox	MobileIron	Qualys

BroadSoft	FireEye

Compensia recommended the makeup of the peer group based on the public company peer group utilized in the prior year.  They deleted three companies (Jive Software, Marin Software and Tangoe) which were outside of our financial criteria range or considered to have a different business focus, and added five companies (Barracuda Networks, Box, Cornerstone OnDemand, Guidewire Software and LogMeIn) that were more comparable. Compensia also confirmed that the remaining companies were within our criteria of software systems infrastructure companies or similarly sized software companies with revenues of between 0.5x to 2x of our revenues and a market capitalization of between 0.3x to 3x of our market capitalization. The compensation committee approved the peer group recommended by Compensia. We believe that the peer group was at the time representative of companies in our size range and industry that were a fair representation of the employment market in which we compete.

Base Compensation

We seek to provide named executive officers with a base salary that is appropriate for their position and responsibilities, and that provides them with a level of income stability. Our compensation committee typically targets named executive officers’ salaries at a level that is near the 50th percentile of salaries of executives with similar roles at comparable companies. Our compensation committee believes that the 50th percentile for base salaries is the minimum cash compensation level that would allow us to attract and retain talented officers. Our compensation committee’s choice of the 50th percentile as a salary target to apply to the data in the compensation surveys reflected consideration of our stockholders’ interests in paying what is necessary, but not significantly more than necessary, to achieve our corporate goals, while conserving cash as much as practicable. We believe that, given the industry in which we operate and the corporate culture that we have created, base compensation at this level is generally sufficient to retain our existing executive officers and to hire new executive officers when and as required. The following table shows the base salary of each named executive officer for 2016 and their salary as a percentage of the median salary target for each of their roles. Messrs. Kraynak and Mooney did not receive base salary increases during 2016.

Named Executive Officer	Base Salary ($)	Base Salary as a Percentage of Median
Anthony Bettencourt	400,000	100%
Mark Kraynak	300,000	100%
Michael Mooney	325,000	105%
Trâm Phi	279,000	100%
Terrence Schmid	310,000	95%

We annually review our base salaries, and may adjust them from time to time based on market trends, including review of market data, as well as the recognition that compensation levels are typically reviewed annually and survey information may not fully reflect changes in salary levels over time or particular acute geographic or market circumstances. We also review the applicable executive officer’s responsibilities, performance and experience. We do not provide formulaic base salary increases to our executive officers. If necessary, we also realign base salaries with market levels for the same positions in companies of similar size to us represented in the compensation data we review, if we identify significant market changes in our data analysis. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Cash Bonuses under the Cash Incentive Bonus Plan

Our cash incentive bonus plan for executives rewards our named executive officers for meeting and exceeding short-term revenue goals approved by the compensation committee after consultation with our management team and the board of directors. Under our 2016 Senior Management Bonus Plan, cash bonuses are earned quarterly in order to reward achievement of our revenue targets from quarter to quarter. The compensation committee chose revenue as the financial metric for bonuses because it believed that we should reward revenue growth, provided that such revenue growth was achieved cost effectively. Under the plan, the compensation committee had the discretion to reduce bonuses in any given quarter upon a determination that Imperva did not substantially meet the operating expense and operating margin targets in the internal operating plan taking into account actual revenue achieved. Likewise, the committee believed a “profitable company” with little or no growth was not acceptable. Thus, the compensation committee considered the chosen metrics to be the best indicators of financial success and stockholder value creation. Payments of cash bonuses under the plan are contingent upon continued employment through the actual date of payment.

Since 2015, the company has focused exclusively on company performance goals under the cash incentive bonus plan to ensure that all of our executive officers have the same goal of meeting and exceeding company financial performance targets set forth in the annual operating plan. Our NEOs do not have a discretionary bonus element that is earned upon achievement of individual performance targets, or MBOs, and our Chief Revenue Officer does not have a separate sales commission plan. Our compensation committee believes that our executive officers have responsibility for the overall performance of Imperva as a company, with emphasis on achievement of financial performance targets.

The target quarterly bonus amount for each named executive officer is set forth in the table below.

Named Executive Officer	Target Quarterly Bonus Amount ($)
Anthony Bettencourt	100,000
Mark Kraynak	37,500
Michael Mooney	77,188
Trâm Phi	34,875
Terrence Schmid	46,500

Under the plan, each named executive officer is eligible to receive a quarterly bonus equal to their target quarterly bonus amount (as set forth above) multiplied by the cash bonus payout percentage set forth in the table below. Quarterly revenue must be at least 85% of the quarterly revenue target in the annual operating plan for a cash bonus payout percentage to be paid out.  If quarterly revenue is less than 85% of the quarterly revenue target, no bonus is earned. If quarterly revenue is 85% of the quarterly revenue target, 50% of the target quarterly bonus amount is earned. If quarterly revenue is 100% of the quarterly revenue target, the full target quarterly bonus amount is earned. If quarterly revenue is 107.5% or more of the quarterly revenue target, 115% of the target quarterly bonus amount is earned.

For quarterly revenue between 85% and 100% of the quarterly revenue target, the payout percentage will be between 50% and 100%, calculated on a straight line basis between those two percentages.  For example, if revenue is 91% of the quarterly revenue target, the cash bonus payout percentage would be 70% [(((91% – 85%) / (100% – 85%)) x (100%-50%)) + 50%].  If quarterly revenue is between 100% and 107.5% of the quarterly revenue target, the cash bonus payout percentage would be between 100% and 115%, calculated on a straight line basis between those two percentages. For example, if revenue is 104% of the quarterly revenue target, the cash bonus payout percentage would be 108% [(((104% – 100%) / (107.5% – 100%)) x (115%-100%)) + 100%].

	Below Threshold	Threshold	Target	Maximum
Revenue Performance Achieved	< 85%	85%	100%	107.5%
Cash Bonus Payout Percentage	0%	50%	100%	115%

A quarterly bonus, if any, is paid to each NEO promptly following the compensation committee’s confirmation of actual quarterly performance relative to the quarterly revenue target for a particular quarter.  However, the compensation committee may determine to reduce such bonus, including upon a determination that the company did not substantially meet its operating margin or operating expense targets (as provided in the company’s annual operating plan) taking into account the actual revenue level in such quarter.

For purposes of computing whether operating margins were met or exceeded, expenses actually paid or accrued by the company related to the payment of commissions and bonuses to the company’s personnel above the 100% level allocated for such expenses in the company’s annual operating plan are not included as expenses. In addition, when reviewing operating expenses, the company does not include stock-based compensation expense, amortization of purchased intangibles, acquisition-related expense, fees and costs associated with the review of strategic alternatives and non-routine stockholder matters and restructuring expense because these expenses are not considered part of ongoing operating costs that should be used to assess the performance of the business.

In 2016, the company paid a cash bonus under the plan for first quarter 2016 performance but did not pay cash bonus awards for achievement under the plan for the remainder of the year.  In the first quarter 2016, the company achieved quarterly revenue of $59.8 million or 102% of its revenue target of $58.4 million. The company incurred operating expenses of $55.3 million, slightly less than the annual operating plan target of $56.8 million and operating margin of (14%) versus the annual operating plan target of (20%). As a result, each NEO had a cash bonus payout percentage of 105% as set forth in the table below.  In the second, third and fourth quarters of 2016, actual revenue was below the threshold of 85% of the quarterly revenue target in the annual operating plan by less than 5% in each quarter.  Although operating expenses were also significantly less in each of these quarters than the expense targets in the annual operating plan, due to revenue performance, no awards were made under the plan for those quarters.

Notwithstanding that the company did not achieve 85% of the quarterly revenue targets set for the second, third and fourth quarter 2016, the compensation committee made the decision to recognize the efforts of the senior management team and their employees by approving of a discretionary bonus of 30% of target for senior management team members (other than our CEO) and 50% of target for employees participating in the employee bonus plan during the third quarter 2016, and 50% of target for senior management team members (other than our CEO) and 75% of target for employees participating in the employee bonus plan during the fourth quarter 2016.  Our CEO did not receive a discretionary bonus in either quarter.  The compensation committee took into consideration the company’s improved financial performance during the third and fourth quarters, the company’s ability to exceed revised revenue guidance and control costs, and the conduct and completion of the company’s review of strategic alternatives as well as other operational achievements.

The quarterly bonus amount and aggregate discretionary bonus amounts earned by each named executive officer in 2016 is set forth in the table below.

Named Executive Officer	Quarterly Bonus Amount Earned[1] ($)	Discretionary Bonus Awards[2] ($)
Anthony Bettencourt	105,000	—
Mark Kraynak	39,375	30,000
Michael Mooney	81,047	61,750
Trâm Phi	36,619	27,900
Terrence Schmid	48,825	37,200

[1]	Each named executive officer earned the amount listed in the table for the first quarter 2016. Achievement was at the 105% level.
[2]

Reflects the total amount of discretionary bonus awarded to each NEO in 2016.  Each NEO received a discretionary bonus of 30% of target awarded for the third quarter 2016 and 50% of target for the fourth quarter 2016.The “target” and “maximum” bonus amounts that could have been earned by each named executive officer in 2016 are shown in the “Grants of Plan-Based Awards— 2016” table. The following table shows the total target cash compensation amount for each named executive officer for 2016 and the amount as a percentage of the median target level for each of our named executive officers:

Named Executive Officer	Total Target Cash Compensation ($)	Total Target Cash Compensation as a Percentage of Median
Anthony Bettencourt	800,000	100%
Mark Kraynak	450,000	104%
Michael Mooney	633,750	104%
Trâm Phi	418,500	100%
Terrence Schmid	496,000	94%

Mr. Kraynak’s total cash compensation in excess of the median is a reflection of his increased responsibilities in 2016 as a result of his promotion to Senior Vice President and General Manager of Enterprise Solutions in December 2015.  Mr. Mooney’s total cash compensation in excess of the median is a reflection of the importance of his role as Chief Revenue Officer in driving company performance and achievement of financial results and his responsibility for significant portions of our organization.

Our quarterly cash bonuses, as opposed to our equity grants, are designed to more immediately reward our executive officers for their performance during the most recent fiscal quarter. We believe that the immediacy of these cash bonuses, in contrast to our equity grants which vest over a period of time, provides a significant incentive to our executives towards achieving our company-level objectives. We believe cash bonuses are an important motivating factor for our named executive officers, in addition to being a significant factor in attracting and retaining our named executive officers.

Equity Compensation

The goal of our long-term, equity-based incentive awards is to provide each named executive officer with an incentive to manage our company from the perspective of an owner with an equity stake in the business. Due to the stage of our business and our evolving industry, we believe that equity awards, principally in the form of PRSUs and RSUs, will incentivize our executive officers to achieve long-term performance goals because they provide greater opportunities for our executive officers to benefit from future successes in our business. In addition, our compensation committee believes that offering meaningful equity ownership in our company assists us in retaining our key employees. Our compensation committee makes equity-based awards to executive officers based on the recommendations of our CEO (except for the awards made to the CEO), market data provided by Compensia, input from committee members, and their own experiences as directors and executives at other companies within and outside of our industry.

Upon hire, each executive officer is initially provided with an equity grant when they join the company based on their position with us and their relevant prior experience. These initial grants vest over four years and no shares vest before the one-year anniversary of the date of grant. We spread the vesting of new hire equity awards over four years to compensate executives for their contributions over a period of time. Equity awards under our equity incentive bonus plan, discussed in more detail below, are made annually to eligible named executive officers. In addition to annual grants under the bonus plan, our compensation committee has the discretion to make equity grants to executive officers and other employees depending on changes in job responsibilities, performance and experience or, for executives, material changes in market data for comparable executives that were not reflected in the annual grants awarded under the bonus plan. No new hire or discretionary grants were made to NEOs in 2016.

Information about the aggregate grant date fair value of PRSUs (assuming achievement at the maximum level, rather than at the target level) and RSUs granted to our NEOs in 2016 is provided in the “Summary Compensation Table” table and further information about these grants is provided in the “Grants of Plan-Based Awards—2016” table, both in the “Executive Compensation” section.

Participation in the 2011 Employee Stock Purchase Plan is also available to all executive officers on the same basis as our other employees. However, any executive officers who are 5% stockholders, or would become 5% stockholders as a result of their participation in our 2011 Employee Stock Purchase Plan, are ineligible to participate in our 2011 Employee Stock Purchase Plan.

Equity Awards under Our Equity Incentive Bonus Plan

The equity portion of our 2016 Senior Management Bonus Plan provides that our executive officers will be eligible to participate in an equity pool of shares of common stock (in the form of PRSUs and RSUs) with the size of the equity pool to be determined by the compensation committee in connection with the fiscal year-end review, based on the number of executive officers participating, the cumulative achievement of quarterly revenue targets within the fiscal year and other factors. For 2016, our compensation committee determined, upon the recommendation of our CEO, and a review of market data provided by Compensia and the prevailing practices among our peer group, that a 50/50 mix of performance-based and time-based equity awards would be the most effective incentive for retaining executives and rewarding them for short-term company performance while also creating long-term incentives to sustain that performance. To be better aligned with the market data for similarly sized companies, the performance-based awards have a one-year performance period and three-year vesting schedule from the date of grant, while the time-based awards vest over a customary four-year period.

The individual equity awards to our executive officers under the 2016 Senior Management Bonus Plan (which were granted under our 2011 Stock Option and Incentive Plan) were determined by our compensation committee after input from and consultation with our CEO. The compensation committee had discretion to modify or adjust any recommended awards and ultimately determined and approved the awards for each executive officer. When making the recommendation and determining the size of the equity awards, consideration was given to critical roles, and market competitive equity values at comparable companies according to the survey and peer group data provided by Compensia. In 2016, the PRSUs and RSUs awarded to our NEOs were at the 75th percentile of our peer group.

PRSU Terms. The performance target for the 2016 PRSUs was the achievement of annual contract value of subscription bookings of at least $89 million (“2016 ACV”) and annual operating expenses at 110% or less than the internal operating plan. The compensation committee selected these metrics to incentivize executive officers to focus on the subscription business while continuing to control costs. For purposes of computing whether operating expenses were 110% or less of the company’s 2016 internal operating plan, expenses actually paid or accrued related to the payment of commissions to sales personnel above the 100% level allocated for such expenses in the internal operating plan were not included as expenses. The company also does not include stock-based compensation expense, amortization of purchased intangibles, acquisition-related expense, fees and costs associated with the review of strategic alternatives and non-routine stockholder matters and restructuring expense as part of operating expenses for purposes of these calculations because these expenses are not considered part of ongoing operating costs that should be used to assess the performance of the business. The performance measurement period for the PRSUs was fiscal year 2016.

The number of shares earned and eligible to vest depends on the level of achievement of the 2016 ACV goal as set forth in more detail in the table below.  The number of PRSUs earned by each NEO is equal to the number of PRSUs that would be earned at the target level multiplied by the PRSU eligibility percentage achieved for the year. 2016 ACV was $97 million.  As a result, approximately 38% of the target amount of PRSUs was earned [(($97M- $89M) / ($111M - $89M)) x (100% - 2.5%) + 2.5%]. See the “Grants of Plan-Based Awards—2016” table in the “Executive Compensation” section for the target amount of PRSUs awarded to each NEO.

	Below Threshold	Threshold	Target	Maximum
FY 2016 ACV Achieved	< $89M	$89M	$111M	$133M
PRSU Eligibility Percentage	0%	2.5%	100%	200%

Severance and Change in Control Payments

In 2012, our compensation committee adopted a Change in Control Plan that provides for severance and accelerated vesting of all outstanding and unvested equity awards in the event of the termination of employment of our executive officers under specified circumstances following a change in control. The committee adopted the plan in order to harmonize the change in control provisions across all executive officers and to eliminate all single trigger acceleration provisions.

Our compensation committee determined that we would provide severance and change in control arrangements in order to mitigate some of the risk that exists for executives working for a company that is smaller than many of its competitors and in an environment where there is a meaningful likelihood that the company may be acquired. These arrangements are intended to attract and retain qualified executives that have alternatives that may appear to them to be less risky absent these arrangements, and to mitigate a potential disincentive to consideration and execution of such an acquisition, particularly where the services of these executive officers may not be required by the acquirer. We also believe that entering into these arrangements will help these executive officers maintain continued focus and dedication to their responsibilities to help maximize stockholder value if there is a potential transaction that could involve a change in control of the company.

For quantification of and additional information regarding the Change in Control Plan, please see the discussion under “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Welfare and Other Benefits

We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under this plan, employees may elect to defer a portion of their current compensation subject to certain statutory limits, and contribute to the plan. We currently do not match any contributions made by our employees, including executive officers. We intend for the plan to qualify under Section 401(a) of the Tax Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

In addition, we provide other benefits to our executive officers, including our named executive officers, on the same basis as all of our full-time employees. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage. These benefits are provided to our executive officers on the same general terms as to all of our full-time employees in the country in which they are resident.

We believe that our employee benefits programs are affordable and competitive in relation to the market based on our understanding of the markets in which we compete for talent. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

We do not provide perquisites to our named executive officers. They are entitled to generally available benefits on the same basis as all other employees. In limited situations, if we believe it is appropriate to assist an individual in the performance of his duties, to make our executive officers more efficient and effective, or for recruitment and retention purposes, we may provide perquisites subject to the compensation committee’s review and approval. Executive officers in Israel receive the customary benefits payable to Israeli employees, including managers’ insurance, contributions to an advanced study fund, vacation and sick leave, recreation pay and use of an automobile.

As described above, our named executive officers also are entitled to participate in our 2011 Employee Stock Purchase Plan on the same basis as our other employees.

Other Compensation Policies

Stock Ownership Guidelines

Other than the equity plans described in this section, we do not have any equity security ownership guidelines or requirements for our named executive officers (or board members) and we do not have any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation or among different forms of non-cash compensation.

Compensation Recovery Policy

In May 2016, we implemented a “clawback” policy which provides that, in the event we are required to prepare an accounting restatement as a result of fraud or intentional misconduct, we may recover from those current and former executive officers who are subject to the reporting requirements of Section 16 of the Exchange Act and who were involved in the fraud or misconduct, any cash or equity incentive award, erroneously paid or awarded in excess of what would have been paid pursuant to the restated financial statements.

Derivatives Trading and Hedging Policy

Our insider trading policy prohibits employees, officers and directors from engaging in hedging activities, the shorting of our securities, holding our securities in a margin account, and the pledging of our securities as collateral for loans.

Policy Regarding the Pricing and Timing of Equity Awards

All equity awards to our employees, including executive officers, and to our directors have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at the closing price of our stock on the NASDAQ Stock Market on the date of grant. We have no program, plan or practice pertaining to the timing of stock option grants to executive officers relative to the timing of the release of material nonpublic information. We do not, as of yet, have any plans to implement such a program, plan or practice.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Tax Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer and each of the three other most highly compensated executive officers (other than the chief financial officer) in any taxable year. Generally, remuneration in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Tax Code. In this regard, the compensation income realized upon the exercise of stock options and the vesting of restricted stock units granted under a stockholder-approved equity incentive plan generally will be deductible so long as the awards are granted by a committee whose members are non-employee directors and certain other conditions are satisfied (including specific performance conditions for restricted stock units). On the other hand, annual cash bonuses in excess of $1 million paid will not be deductible unless paid on the basis of pre-established objective performance criteria, the satisfaction of which is certified after the end of the year and upon meeting certain other conditions.

We expect that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for the “performance-based compensation” exemption from the deductibility limit. As such, in approving the amount and form of compensation for our executive officers, we consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). In the future, the compensation committee may, in its judgment, authorize compensation payments that do not comply with an exemption from the deductibility limit when it believes that such payments are appropriate to attract and retain executive talent.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Tax Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceed certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive might owe as a result of the application of Sections 280G or 4999 during 2016 and we have not agreed and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement.

Accounting for Stock-Based Compensation

We account for equity compensation paid to our employees under the rules of FASB ASC 718, which requires us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. We structure cash bonus compensation so that it is taxable to our executives at the time it is paid to them. We currently intend that all cash compensation paid will be tax deductible for us. However, with respect to equity compensation awards, while any gain recognized by employees from nonqualified options should be deductible, to the extent that an option constitutes an incentive stock option, gain recognized by the optionee will not be deductible if there is no disqualifying disposition by the optionee. In addition, if we grant restricted stock unit awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the employee.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors,

Geraldine Elliott

Charles Giancarlo

The information contained in the foregoing report of Imperva’s compensation committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Imperva under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Imperva specifically incorporates it by reference.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation awarded to, earned by or paid to each person who served as our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers whose compensation was more than $100,000 during the years ended December 31, 2016, 2015 and 2014. We refer to these executive officers as our “named executive officers” or “NEOs” elsewhere in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Option Awards ($)[2]	Non-Equity Incentive Compensation ($)[3]	All Other Compensation ($)		Total ($)
Anthony Bettencourt	2016	400,000	—	5,536,470	—	105,000	—		6,041,470
President and	2015	375,000	—	—	—	421,875	—		796,875
Chief Executive Officer	2014	140,625	—	7,751,250	3,895,685	142,383	—		11,929,943
Mark Kraynak	2016	300,000	30,000	1,685,685	—	39,375	—		2,055,060
SVP and GM of	2015	288,083	—	1,107,080	—	117,188	—		1,512,351
Enterprise Solutions	2014	280,000	—	1,311,840	594,811	60,750	—		2,247,401
Michael Mooney	2016	325,000	61,750	2,474,400	—	81,047	839	[4]	2,943,036
Chief Revenue Officer	2015	325,000	—	—	—	309,875	—		634,875
	2014	81,250	—	1,455,000	729,450	67,607	—		2,333,307
Trâm Phi	2016	279,000	27,900	1,685,685	—	36,619	—		2,029,204
SVP, General Counsel and
Corporate Secretary
Terrence Schmid	2016	310,000	37,200	2,505,330	—	48,825	—		2,901,355
Chief Financial Officer	2015	294,000	—	1,107,080	—	181,912	—		1,582,992
and Treasurer	2014	290,000	—	1,639,800	753,936	121,500	—		2,805,236

[1]	Represents discretionary cash bonuses awarded by the Compensation Committee during the third and fourth quarters of 2016.
[2]

Represents the aggregate grant date fair value of RSUs, PRSUs and stock options granted in the periods presented calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. See Note 12 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of the assumptions made by us in determining the valuation of equity awards. The grant date fair value of PRSUs reported in the Stock Awards column of the Summary Compensation Table reflects achievement at the highest level of the performance conditions. The Grant of Plan Based Awards Table provides information about the number of shares of common stock eligible for issuance under the PRSUs upon achievement of the performance conditions.

[3]

Represents the actual amounts earned for achievement of company performance targets under the 2016 Senior Management Bonus Plan. The Grant of Plan Based Awards Table provides information about the range of possible cash payouts under the 2016 Senior Management Bonus Plan.

[4]

Represents a tax gross up on travel for the named executive officer and his spouse to the company’s 2016 President’s Club event.  This gross up was provided on a non-discriminatory basis to all employees who attended the event and brought a guest.

Grants of Plan-Based Awards—2016

The following table sets forth certain information with respect to non-equity (i.e., cash) incentive awards and equity plan-based awards for our named executive officers for the year ended December 31, 2016.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares	Grant Date Fair
Name	Award Type[1]	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock or Units (#)	Value of Stock Awards ($)[4]
Anthony	Cash	—	50,000	400,000	460,000	—	—	—	—	—
Bettencourt	RSUs[5]	02/01/2016	—	—	—	—	—	—	35,800	1,845,490
	PRSUs[6]	02/01/2016	—	—	—	895	35,800	71,600	—	3,690,980
Mark Kraynak	Cash	—	18,750	150,000	172,500	—	—	—	—	—
	RSUs[5]	02/01/2016	—	—	—	—	—	—	10,900	561,895
	PRSUs[6]	02/01/2016	—	—	—	272	10,900	21,800	—	1,123,790
Michael Mooney	Cash	—	38,594	308,750	355,063	—	—	—	—	—
	RSUs[5]	02/01/2016	—	—	—	—	—	—	16,000	824,800
	PRSUs[6]	02/01/2016	—	—	—	400	16,000	32,000	—	1,649,600
Trâm Phi	Cash	—	17,438	139,500	181,912	—	—	—	—	—
	RSUs[5]	02/01/2016	—	—	—	—	—	—	10,900	561,895
	PRSUs[6]	02/01/2016	—	—	—	272	10,900	21,800	—	1,123,790
Terrence Schmid	Cash	—	23,250	186,000	213,900	—	—	—	—	—
	RSUs[5]	02/01/2016	—	—	—	—	—	—	16,200	835,110
	PRSUs[6]	02/01/2016	—	—	—	405	16,200	32,400	—	1,670,220

[1]

“Cash” refers to payouts under the cash bonus plan in our 2016 Senior Management Bonus Plan. “PRSUs” refers to payouts under the equity bonus plan described in our 2016 Senior Management Bonus Plan with individual PRSU grants made pursuant to the Imperva 2011 Stock Option and Incentive Plan.

[2]

Represents the range of possible payouts under the cash bonus plan in our 2016 Senior Management Bonus Plan. Cash bonuses are payable only upon Imperva’s achievement of at least 85% of at least one quarterly revenue target in the annual operating plan for 2016 and no determination by the compensation committee to reduce the bonus amount in the event Imperva is not able to substantially meet the margin or operating expense targets in the annual operating plan for 2016 (together, the “Threshold”). The actual amounts awarded to our named executive officers are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

[3]

Represents the range of possible PRSU awards under the equity bonus plan described in our 2016 Senior Management Bonus Plan and granted pursuant to the Imperva 2011 Stock Option and Incentive Plan. PRSUs are earned only upon Imperva’s achievement of (i) at least $89 million in annual contract value of subscription bookings for 2016 and (ii) annual operating expenses at 110% or less of the annual operating plan target for 2016 (together, the “Threshold”). The company achieved $97 million in annual contract value of subscription bookings such that the PRSUs were earned at approximately 38% of target levels in 2016.

[4]

The grant date fair value of each equity award is computed in accordance with FASB ASC 718. For the PRSUs the amounts shown assume the highest level of performance would be achieved with respect to the performance conditions. As noted in footnote 3 the actual achievement level in 2016 was 38% of target.

[5]	These RSUs vest over four years as follows: 25% of the RSUs vest one year following February 15, 2017, with the remaining 75% vesting in equal quarterly installments over the next three years.
[6]

Assuming achievement of the Threshold discussed in footnote 3 above, these PRSUs vest over two years as follows: 12.5% of the shares vest on February 15, 2017, with the remainder vesting in 12.5% installments over the next seven quarters.

Outstanding Equity Awards at Year End

The following table sets forth certain information with respect to equity awards previously granted to our named executive officers that were outstanding as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)[1]		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[1]		Market Value of Shares or Units of Stock That Have Not Vested (#)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($)[2]
Anthony Bettencourt	99,062	115,938	[3]	29.25	08/19/2024	—		—	—		—
	—	—		—	—	132,500	[4]	5,088,000	—		—
	—	—		—	—	35,800	[5]	1,374,720	—		—
	—	—		—	—	—		—	13,553	[6]	520,435
Mark Kraynak	5,000	—		5.42	03/02/2021	—		—	—		—
	6,250	—		32.79	02/07/2022	—		—	—		—
	15,000	—		28.57	07/15/2022	—		—	—		—
	13,063	937	[7]	34.55	02/04/2023	—		—	—		—
	7,500	7,500	[8]	54.66	02/03/2024	—		—	—		—
	—	—		—	—	937	[9]	35,981	—		—
	—	—		—	—	7,500	[10]	288,000	—		—
	—	—		—	—	10,900	[11]	418,560	—		—
	—	—		—	—	—		—	4,126	[6]	158,438
Michael Mooney	25,000	25,000	[12]	29.10	10/07/2024	—		—	—		—
	—	—		—	—	25,000	[13]	960,000	—		—
	—	—		—	—	16,000	[11]	614,400	—		—
	—	—		—	—	—		—	6,057	[6]	232,589
Trâm Phi	58,970	—		10.70	08/24/2021	—		—	—		—
	14,063	937	[7]	34.55	02/04/2023	—		—	—		—
	11,000	5,000	[8]	54.66	02/03/2024	—		—	—		—
	—	—		—	—	937	[9]	35,981	—		—
	—	—		—	—	5,000	[10]	192,000	—		—
	—	—		—	—	10,900	[11]	418,560	—		—
	—	—		—	—	—		—	4,126	[6]	158,438
Terrence Schmid	3,750	937	[7]	34.55	02/04/2023	—		—	—		—
	20,625	9,375	[8]	54.66	02/03/2024	—		—	—		—
	—	—		—	—	937	[9]	35,981	—		—
	—	—		—	—	9,375	[10]	360,000	—		—
	—	—		—	—	16,200	[11]	622,080	—		—
	—	—		—	—	—		—	6,133	[6]	235,508

[1]

Unless otherwise indicated, these options and RSUs vest over four years as follows: 25% of the shares vest one year following the vesting commencement date (as noted below), with the remaining 75% vesting in equal quarterly installments over the next three years.

[2]	The closing price of our common stock as of December 31, 2016 was $38.40 per share.
[3]	The vesting commencement date of this option is August 19, 2014.
[4]	The vesting commencement date of this RSU is November 15, 2014.
[5]	The vesting commencement date of this RSU is February 15, 2017.
[6]

Represents PRSUs granted to the named executive officer in 2016 at the actual achievement level of 38% of target. See “Compensation Discussion and Analysis─Equity Awards under Our Equity Incentive Bonus Plan” and footnote 3 to the Grant of Plan Based Awards Table for additional information about the performance conditions for the period ended December 31, 2016. Once earned, the PRSUs vest over one year as follows: 12.5% of the shares vest on February 15, 2017, with the remainder vesting quarterly in 12.5% installments over the next seven quarters.  The unearned PRSUs were forfeited.

[7]	The vesting commencement date of this option is January 1, 2013.
[8]	The vesting commencement date of this option is January 1, 2014.
[9]	The vesting commencement date of this RSU is February 15, 2013.
[10]	The vesting commencement date of this RSU is February 15, 2014.
[11]	The vesting commencement date of this RSU is February 15, 2016.
[12]	The vesting commencement date of this option is October 1, 2014.
[13]	The vesting commencement date of this RSU is November 15, 2014.

Option Exercises and Stock Vested—2016

The following table sets forth certain information with respect to options that were exercised and stock that vested during the fiscal year ended December 31, 2016 with respect to our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)[2]	Value Realized on Vesting ($)[3]
Anthony Bettencourt	25,000	172,500	66,250	2,591,034
Mark Kraynak	—	—	40,750	1,599,179
Michael Mooney	—	—	12,500	488,875
Trâm Phi	—	—	22,282	871,445
Terrence Schmid	—	—	50,375	1,929,344

[1]

The value realized on exercise of stock options for each named executive officer is calculated by: (a) subtracting the option exercise price from the average sales price per share obtained by the named executive officer on the date of exercise to determine the realized value per share, (b) multiplying the realized value per share by the number of shares underlying the options exercised, and (c) aggregating the value realized for all options exercised during the year ended December 31, 2016.

[2]

Represents the total number shares of common stock issuable upon settlement of vested RSUs during the year ended December 31, 2016. The amount does not represent the number of shares actually received by each named executive officer, as a portion of the shares was withheld by Imperva to satisfy the named executive officer’s tax withholding obligations.

[3]

The value realized on vesting of RSUs for each named executive officer is calculated by: (a) multiplying the number of RSUs vested by the closing price of Imperva common stock on trading day prior to the vest date and (b) aggregating the value realized upon vesting for all RSUs that vested during the year ended December 31, 2016. The value realized on vesting does not reflect the actual value received by each named executive officer because a portion of the shares were withheld by Imperva to satisfy the named executive officer’s tax withholding obligations.

401(k) Savings Plan

We have established a 401(k) plan to allow our employees to save on a tax-favorable basis for their retirement. We do not match any contributions made by any employees, including our named executive officers, pursuant to the plan.

Pension Benefits

None of our named executive officers participate in or have account balances in pension benefit plans sponsored by us.

Non-Qualified Defined Contribution and Other Non-Qualified Defined Compensation Plans

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Proprietary Information and Invention Agreements

Each of our named executive officers has also entered into a standard form agreement with respect to proprietary information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

Employment, Severance and Change in Control Agreements

We consider it essential to the best interests of our stockholders to foster the continuous employment of our key management personnel. In this regard, we recognize that the possibility of a change in control may exist and that the uncertainty and questions that it may raise among executives could result in the departure or distraction of executives to the detriment of the company and our stockholders. In 2012, our compensation committee adopted a Change in Control Plan in order to harmonize the change in control provisions across all executive officers and to eliminate all single trigger acceleration provisions.

Under the Change in Control Plan, in the event of a qualifying termination in connection with a Change in Control (as defined below) and contingent upon the participant’s execution of a binding severance and release agreement (which includes customary release, covenant not-to-sue, non-disparagement, non-solicitation and proprietary information provisions), the participant will be entitled to receive (1) a lump sum cash payment in an amount equal to such participant’s annual base salary as in effect immediately prior to the severance date, plus such participant’s target annual bonus or cash incentive opportunity for the year in which the severance date occurs, less applicable withholding taxes; (2) full acceleration of all outstanding equity awards (subject to the provisions of the 2011 Plan and certain restrictions noted in the Change in Control Plan); and (3) reimbursement of premiums paid for continuation coverage for twelve months pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA.

A qualifying termination will be deemed to have occurred if the executive officer is terminated within the three months prior to a potential Change in Control or twelve months following a Change in Control and such termination is by Imperva without Cause (as defined below) or by the executive officer for Good Reason (as defined below).

“Cause” will be deemed to exist upon the occurrence of any of the following:

•

any willful, material violation by the executive officer of any law or regulation applicable to the business of Imperva, the executive officer’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the executive officer of a common law fraud;

•	the executive officer’s commission of an act of personal dishonesty which involves personal profit in connection with Imperva or any other entity having a business relationship with Imperva;

•

any material breach by the executive officer of any provision of any agreement or understanding between Imperva and the executive officer regarding the terms of the executive officer’s service as an employee, officer, director or consultant to Imperva, including without limitation the willful and continued failure or refusal of the executive officer to perform the material duties required of such executive officer as an employee, officer, director or consultant of Imperva, other than as a result of having a disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between Imperva and the executive officer;

•	the executive officer’s disregard of the policies of Imperva so as to cause loss, damage or injury to the property, reputation or employees of Imperva;
•

failure by the executive officer to substantially perform, or gross negligence in the performance of the executive officer’s duties after there has been delivered to the executive officer written demand for performance which describes the specific deficiencies in the executive officer’s performance and the specific manner in which performance must be improved, and which provides 30 days from the date of notice to remedy performance deficiencies subject to remedy; or

•	any other misconduct by the executive officer which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, Imperva.

A “Change in Control” will be deemed to have occurred if any one of the following events shall have occurred:

•

any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) or group becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the company representing 50% or more of the total voting power represented by the company’s then-outstanding voting securities;

•	the consummation of the sale or disposition by the company of all or substantially all of the company’s assets;
•

the consummation of a merger, reorganization, consolidation or similar transaction or series of related transactions of the company with any other corporation, other than a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least a majority of the total voting power represented by the voting securities of the company or such surviving entity or its parent outstanding immediately after such merger, reorganization, consolidation or similar transaction (or series of related transactions); or

•

any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Tax Code wherein the stockholders of the company give up all of their equity interest in the company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the company).

“Good Reason” will be deemed to exist upon the occurrence, without the affected executive officer’s written consent, of any of the following:

•

a material diminution in the executive officer’s authority, duties and responsibilities or, solely with respect to Imperva’s Chief Executive Officer, Chief Financial Officer and General Counsel, a change in the executive officer’s title;

•	a material diminution in the executive officer’s annual base salary, annual bonus opportunity, or long-term incentive opportunity;
•	any action or inaction that constitutes a material breach by Imperva of this Agreement; or
•

a material change (defined for this purpose to mean a change greater than 30 miles from the executive officer’s current principal place of employment) in the geographic location of the executive officer’s principal place of employment.

The Change in Control Plan will terminate automatically one year and one day after the Change in Control, or if later, when all benefits payable under the Plan are paid. In order to be eligible to participate in the Change in Control Plan, the participant must opt in to the Change in Control Plan and waive any existing severance arrangement that would be triggered by a Change in Control or similar transaction.

Potential Payments Upon Termination or Change in Control

The tables below reflect potential payments and benefits available for each of our named executive officers upon termination in connection with a change in control or termination, assuming the date of occurrence is December 31, 2016 and reflects payments and benefits that are provided in the Change in Control Plan. See “Executive Compensation—Employment, Severance and Change in Control Agreements.”

Named Executive Officer Benefits and Payments upon Termination1

Name	Termination[2]	Involuntary Termination within One Year of Change in Control ($)[3]
Anthony Bettencourt	—	826,238
Mark Kraynak	—	474,422
Michael Mooney	—	659,988
Trâm Phi	—	448,617
Terrence Schmid	—	520,422

[1]

Assumes triggering event effective as of December 31, 2016. Upon a voluntary termination or termination for cause, each named executive officer receives any earned but unpaid base salary and unpaid vacation accrued as of December 31, 2016. These payments would be available to all employees upon termination.

[2]	None of our executive officers is entitled to single trigger separation payments.
[3]	Includes a lump sum payment equal to base salary for twelve months, payment of cash bonuses at 2016 target levels and continuation of COBRA for twelve months as detailed in the table below.

Name	Base Salary ($)	2016 Annual Bonus Target ($)	COBRA ($)
Anthony Bettencourt	400,000	400,000	26,238
Mark Kraynak	300,000	150,000	24,423
Michael Mooney	325,000	308,750	26,238
Trâm Phi	279,000	139,500	30,118
Terrence Schmid	310,000	186,000	24,423

Acceleration of Vesting of Stock Options, RSUs and PRSUs upon Termination1

	Change in Control[2]		Involuntary Termination within One Year of Change in Control
Name	Number of Shares of Accelerated Stock	Value of Shares of Accelerated Stock	Number of Shares of Accelerated Stock (#)		Value of Shares of Accelerated Stock ($)
Anthony Bettencourt	—	—	320,038	[3]	8,898,273
Mark Kraynak	—	—	31,174	[4]	1,164,709
Michael Mooney	—	—	82,000	[5]	2,421,300
Trâm Phi	—	—	28,674	[6]	1,068,709
Terrence Schmid	—	—	43,649	[7]	1,643,749

[1]	Assumes triggering event effective as of December 31, 2016 and excludes vested stock options held as of such date. The closing price of our common stock as of December 31, 2016 was $38.40 per share.
[2]	None of our executive officers is entitled to single trigger acceleration of vesting of equity awards.
3

115,938 of Mr. Bettencourt’s options, 84,150 of Mr. Bettencourt’s RSUs and 35,800 PRSUs that Mr. Bettencourt could have earned at the target achievement level for 2016 PRSUs would accelerate upon an involuntary termination three months before or within 12 months following a change in control. The exercise price with respect to the options is $29.25 per share.

[4]

937 of Mr. Kraynak’s options, 19,337 of Mr. Kraynak’s RSUs, and 10,900 PRSUs that Mr. Kraynak could have earned at the target achievement level for 2016 PRSUs would accelerate upon an involuntary termination three months before or within 12 months following a change in control. The exercise price with respect to the options is $34.55 per share. The table excludes Mr. Kraynak’s options with an exercise price of $54.66 per share.

[5]

25,000 of Mr. Mooney’s options, 41,000 of Mr. Mooney’s RSUs, and 16,000 PRSUs that Mr. Mooney could have earned at the target achievement level for 2016 PRSUs would accelerate upon an involuntary termination three months before or within 12 months following a change in control. The exercise price with respect to the options is $29.10 per share.

[6]

937 of Ms. Phi’s options, 16,837 of Ms. Phi’s RSUs, and 10,900 PRSUs that Ms. Phi could have earned at the target achievement level for 2016 PRSUs would accelerate upon an involuntary termination three months before or within 12 months following a change in control. The exercise price with respect to the options is $34.55 per share. The table excludes Mr. Phi’s options with an exercise price of $54.66 per share.

[7]

937 of Mr. Schmid’s options, 26,512 of Mr. Schmid’s RSUs, and 16,200 PRSUs that Mr. Schmid could have earned at the target achievement level for 2016 PRSUs would accelerate upon an involuntary termination three months before or within 12 months following a change in control. The exercise price with respect to the options is $34.55 per share. The table excludes Mr. Schmid’s options with an exercise price of $54.66 per share.

Limitation on Liability and Indemnification Matters

Our restated certificate of incorporation (the “certificate of incorporation”) contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that we are required to indemnify our directors and our amended and restated bylaws (the “bylaws”) provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Any repeal of or modification to our certificate of incorporation or bylaws may not adversely affect any right or protection of a director or officer for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. Our bylaws also provide that we must advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. For a description of material pending litigation or proceedings involving any of our directors, officers or employees for which indemnification is sought, see “Legal Proceedings” in Part I, Item 3 of our Annual Report on Form 10-K for the year ended December 31, 2016.

AMENDMENT TO THE 2011 STOCK OPTION AND INCENTIVE PLAN

&

re-approval of the PERFORMANCE FACTORS OF OUR 2011 Stock Option and Incentive Plan FOR PURPOSES OF Internal Revenue Code Section 162(m)

(Item No. 3 on the Proxy Card)

We are asking our stockholders to approve an amendment to the Imperva, Inc. 2011 Stock Option and Incentive Plan (the “2011 Plan”) to increase the number of shares that may be issued thereunder by 850,000 shares and to re-approve the performance factors under the 2011 Plan for purposes of Section 162(m) of the Code. The board of directors has approved the increase, subject to stockholder approval.

If our stockholders do not approve the amendment to the 2011 Plan, the number of shares available for grant under the 2011 Plan will not be increased and the performance factors will not be re-approved and otherwise-performance related compensation may not be deductible.

Rationale for and Reasons Why the Board Recommends a Vote FOR the Amendment to the 2011 Plan & Re-Approval of the Performance Factors of the 2011 Plan as They Relate to Section 162(m) of the Code

Equity Compensation Is a Critical Element of Our Compensation Policy. Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in our competitive and fast-paced industry. We use equity awards under the 2011 Plan to increase incentives on the part of eligible employees, non-employee directors and consultants who provide significant services to the company and its affiliates. We believe that providing an equity stake in the future success of our business encourages our employees to be highly motivated to achieve our long-term business goals and to increase stockholder value. Their innovation and productivity are critical to our success. Accordingly, approving the amendment to the 2011 Plan is in the best interest of our stockholders because equity awards help us to:

•	attract, motivate and retain talented employees, directors and consultants;
•	align employee and stockholder interests; and
•	link employee compensation with company performance.

We strongly believe that the approval of this amendment to the 2011 Plan will enable us to continue to use the 2011 Plan to achieve our goals in attracting and retaining our most valuable asset: our employees.

We Have Carefully Considered and Forecasted Our Need for Shares. After carefully forecasting our anticipated growth, hiring plans and retention needs and considering our historical grant and forfeitures rates, we anticipate that the 850,000 shares we seek to add to the 2011 Plan, combined with the 1,465,692 shares available for grant under the 2011 Plan as of February 28, 2017 and the 100,000 shares currently reserved under our 2015 Equity Inducement Plan (which we may use for certain newly hired employees and to grant equity awards in connection with acquisitions), will be sufficient to attract and retain employees through May 2018. However, a change in business conditions or our strategy could alter this projection.

In determining the number of shares to reserve for issuance under the 2011 Plan, our compensation committee considered a number of factors, including:

•

Historical Grant Practices. Our compensation committee reviewed the average volume of equity awards granted over the past three years, taking into account the company’s above average needs in 2014 as a result of three executive new hires, including our CEO, and several acquisitions which contributed to a high level of grant activity in 2014. When taking into account the grants made in 2014 as a result of acquisitions and executive new hires, our three-year average gross burn rate is 7.8% versus 9.2% when we include the 2014 executive new hire and acquisition-related grants. The 7.8% three-year average gross burn rate is less than the Institutional Shareholder Services benchmark of 8.7% for Russell 3000 Software and Services industry companies. As set forth in detail in the table below, for purposes of calculating the three-year average gross burn rate we take the total number of options granted plus RSUs granted plus PRSUs earned and we increase the number of RSUs and PRSUs granted by multiplying them by 1.5 and divide the total number of shares by the weighted-average number of shares of common stock outstanding for that fiscal year, which is aligned with ISS methodology.

Year	Options	RSUs	PRSUs	Total Awards Granted[1]	Weighted- Average Shares Outstanding	Burn Rate
2014	1,256,559	1,368,761	131,143	3,506,415	25,806,000	13.6%
2014 (as adjusted)[2]	901,559	1,013,761	0	2,422,201	25,806,000	9.4%
2015	696,971	911,734	249,220	2,438,402	29,849,000	8.2%
2016	48,260[3]	1,160,062	46,619[4]	1,858,282	32,284,000	5.8%

[1]

The total awards granted column reflects a 1.5 share multiplier applied to all full value stock awards in accordance with ISS methodology.  The RSUs and PRSUs columns reflect the full value stock awards before the application of the 1.5 share multiplier.

[2]

The as adjusted amounts for 2014 reflect the exclusion of awards granted to executive officer new hires during 2014, which consisted of 355,000 options and 355,000 RSUs, and awards earned in connection with acquisitions in 2014, which consisted of 131,143 PRSUs, as these grants were extraordinary and non-routine in nature and not a reflection of historical grant practices.

[3]

In 2015, the compensation committee determined to cease awarding stock options after December 31, 2015 and to instead grant equity awards in the form of RSUs and PRSUs to eligible plan participants.  The amount of options granted in 2016 reflects stock options granted to new hires who received offers prior to December 31, 2015 but commenced employment after January 1, 2016.

[4]

Reflects the amount of PRSUs that were earned at the actual achievement level of 38% of target based on company performance for the year ended December 31, 2016. The unearned PRSUs were forfeited. For further detail about the PRSUs earned in 2016, see “Compensation Discussion and Analysis ─ Equity Awards under Our Equity Incentive Bonus Plan,” footnote 3 to the Grant of Plan Based Awards Table and footnote 6 to the Outstanding Equity Awards at Year End Table. The disclosure of the PRSUs in Note 12 of the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016, reflects the total number of PRSUs granted assuming maximum achievement without taking into consideration the actual amount earned and the forfeited, unearned PRSUs.

•

Forecasted Grant Practices. Over the next twelve months, we forecast granting full value awards in the form of RSUs and PRSUs equal to approximately 5.0% of our common stock outstanding as of the record date, or approximately 1.7 million shares. We also forecast cancellations of options and forfeitures of RSUs of approximately 0.5 million shares over this period, based on our historic rates. If our expectations are accurate, our net grants (grants less cancellations) for 2017 would be approximately 1.2 million shares, or approximately 3.5% of our common stock outstanding as of the record date. If approved, the amendment to the 2011 Plan would increase the number of shares issuable under the 2011 Plan by an additional 850,000 shares, bringing the total number of shares available for future grants under the 2011 Plan to approximately 2.3 million shares as of February 28, 2017, assuming that the additional 850,000 shares were available for grant on that date. We believe, and the compensation committee considered, that this increase will provide us with a share reserve that will allow us to make equity awards for expected new hires, focal awards, any special retention needs and non-employee director grants. The compensation committee expects that the total available shares for issuance under the 2011 Plan (as proposed to be amended) should be sufficient to cover our projected equity awards until the 2018 annual meeting of stockholders. We anticipate making future requests for additional increases in the share reserve on an annual basis so that stockholders can routinely evaluate the 2011 Plan’s continued effectiveness. Circumstances such as a change in business conditions, our compensation programs, or our strategy could alter this projection and our expectations.

•

Awards Outstanding Under Existing Grants and Dilutive Impact. As of February 28, 2017, options to purchase 1,378,105 shares with a weighted average exercise price of $40.41 and a weighted average term of 6.69 years, and full value awards covering 2,480,544 shares, were outstanding under all our equity plans, including awards assumed by us as part of acquisitions and employment inducement awards. The 3,858,649 shares subject to outstanding awards (commonly referred to as the “overhang”) represent approximately 11.5% of our outstanding shares as of the record date. Our total overhang as of February 28, 2017, including the 850,000 shares being reserved for grant pursuant to this amendment, the 1,465,692 shares available for grant under the 2011 Plan and the 100,000 shares available for grant under the 2015 Equity Inducement Plan, is 6,274,341 shares or 18.8% of our outstanding shares as of the record date. This total overhang was below the 25th percentile of our peer group as of September 2016 and we believe the increase we are requesting would not result in excessive overhang for our stockholders.

We Broadly Distribute Equity Awards. In 2016, we granted equity awards covering an aggregate of 1,254,941 shares of common stock, which consisted of options to purchase 48,260 shares of common stock, RSUs covering 1,160,062 shares of common stock and PSUs covering 46,619 shares of common stock that were earned based on the company’s performance in 2016.  Of these equity awards, 123,795 shares, or 9.9%, were granted to our named executive officers; awards for 44,002 shares, or 3.5%, were granted to non-employee directors; and awards covering the remaining 1,087,144 shares, or 86.6%, were granted to our broad-based employee population. We granted equity awards to approximately 60% of our broad-based employee population (including consultants) in 2016. While we grant equity awards on a pre-established bi-weekly schedule, we grant most of our equity awards in the first quarter of each year as part of our company-wide employee compensation review process.

The 2011 Plan Conforms to Recommended Best Practices. The 2011 Plan conforms to best practices in equity incentive plans in that it:

•	Requires stockholder approval for stock option repricings and cash buyouts of underwater options;
•	Sets a one-year minimum vesting term for all awards granted under the 2011 Plan (subject to limited caveats);
•

Does not allow shares tendered or withheld in payment of exercise prices for options or stock appreciation rights or to satisfy applicable tax withholding obligations on options or stock appreciation rights to be added back to the pool of shares available for grant;

•

Provides for acceleration of performance-based awards at target levels or, if greater, based on actual performance in the event of a corporate transaction in which the acquirer does not assume, substitute or replace the outstanding performance-based awards;

•	Provides for the company’s ability to recoup or “clawback” equity incentive awards in the event of fraud, restatement of results, errors/omissions or other activities related to such conduct;
•	Does not provide for tax gross-ups;
•	Limits the transferability of awards except by will or the laws of descent and distribution;
•	No longer has an evergreen provision that automatically increases the number of shares available for grant;
•	Requires that options and stock appreciation rights must have an exercise price of no less than fair market value; and
•	Establishes a maximum amount of shares that may be granted to a non-employee director in any fiscal year.

Proposed Changes to the 2011 Plan

In addition to the proposed increase to the number of shares that may be issued under the 2011 Plan, the proposed amendment of the 2011 Plan is also intended to constitute re-approval of the performance factors of the 2011 Plan for purposes of Section 162(m) of the Internal Revenue Code, as described below.

Section 162(m) Re-Approval

The approval of the proposed amendment to the 2011 Plan is also intended to constitute re-approval of the performance factors of the 2011 Plan.  As part of the proposal to approve the amendment to the 2011 Plan, we are asking our stockholders to re-approve the performance factors of the 2011 Plan to preserve corporate income tax deductions that may become available to us pursuant to Section 162(m). Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer and our three most highly compensated employees (referred to in the Code as “covered persons”) to the extent that any of these persons receive more than $1.0 million in compensation in any single year. However, if compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct it for federal income tax purposes, even if it exceeds $1.0 million in a single year. In order for future awards under the 2011 Plan to qualify as performance-based compensation, our stockholders must approve the provisions to the 2011 Plan that specify the types of performance criteria that may be used as performance factors under the Plan.

The performance factors for approval by our stockholders include the following: (a) bookings and/or bookings growth; (b) net revenue and/or net revenue growth; (c) earnings per share and/or earnings per share growth; (d) earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; (e) operating income and/or operating income growth; (f) net income and/or net income growth; (g) total stockholder return and/or total stockholder return growth; (h) return on equity; (i) operating cash flow return on income; (j) adjusted operating cash flow return on income; (k) economic value added; (l) control of expenses; (m) cost of goods sold; (n) profit margin; (o) stock price; (p) debt or debt-to-equity; (q) liquidity; (r) intellectual property (e.g., patents)/product development; (s) mergers and acquisitions or divestitures; (t) individual business objectives; (u) company-specific operational metrics; and (v) any other factor (such as individual business objectives or unit-specific operational metrics) the Committee so designates. To the extent that awards other than stock options or SARs are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include, among other criteria, any of the criteria above, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by our compensation committee in the award.

We believe that we must retain the flexibility to respond to changes in the market for top executive officers and offer compensation packages that are competitive with those offered by others in our industry. Thus, we are asking our shareholders to approve this Proposal 3 to ensure that the compensation committee has the flexibility to grant awards under the 2011 Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Code.

Awards Outstanding under the 2011 Plan as of February 28, 2017

As of February 28, 2017, 1,059,883 shares were issuable upon exercise of stock options outstanding under the 2011 Plan with a weighted average exercise price of $45.35 per share and a weighted average term of 6.88 years, and an aggregate of 2,348,317 shares were subject to RSUs and PRSUs outstanding under the 2011 Plan with no exercise price. In addition, as of February 28, 2017, there were 1,465,692 shares available for grant under the 2011 Plan and 100,000 shares available for grant under our 2015 Equity Inducement Plan.

Description of the 2011 Plan

The principal terms of the 2011 Plan are summarized below. This summary is not a complete description of the 2011 Plan, and it is qualified in its entirety by reference to the complete text of the 2011 Plan document.

General

The 2011 Plan provides for the grant of stock options, restricted stock, stock bonuses, stock appreciation rights, restricted stock units and performance shares (collectively, the “stock awards”). The 2011 Plan also provides the ability to grant performance shares that may qualify the compensation attributable to those awards as performance-based compensation for purposes of Section 162(m) of the Tax Code. Incentive stock options granted under the 2011 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Tax Code; nonqualified stock options granted under the 2011 Plan are not intended to qualify as incentive stock options under the Tax Code. See “Federal Income Tax Information” for a discussion of the tax treatment of the various stock awards.

Purpose

Our board of directors adopted the 2011 Plan to help us retain the services of our employees, non-employee directors and consultants, and those of any parent or subsidiary of ours, and to attract and retain new talent to our company to execute on our strategy and grow our business. The 2011 Plan provide us with a means to award these eligible individuals with compensation that allows them to benefit from increases in the value of our common stock, thereby aligning the long-term compensation and interests of those individuals with our stockholders.

Administration

The 2011 Plan is administered by our compensation committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under the Tax Code. Our compensation committee has the authority to construe and interpret the 2011 Plan, grant and determine the terms of each award, including the exercise price, the number of shares subject to the award, the exercisability of the award and the form of consideration payable upon exercise of the award, and make all other determinations necessary or advisable for the administration of the 2011 Plan.

Eligibility

The 2011 Plan provides for the grant of incentive stock options only to our employees and employees of any parent or subsidiary of ours. All awards other than incentive stock options may be granted to our employees, non-employee directors or consultants, and those of any parent or subsidiary of ours. As of December 31, 2016, we had approximately 1,000 employees and seven non-employee directors who were eligible to receive awards from the 2011 Plan. Our executive officers and non-employee directors have an interest in this proposal insofar as they are eligible to receive awards under the 2011 Plan.

Shares Subject to the 2011 Plan

If stockholders approve the amendment to the 2011 Plan, then the share reserve under the 2011 Plan will increase by 850,000 shares of our common stock, and the cumulative aggregate share authorization under the 2011 Plan will increase to 8,086,237 shares, plus any shares that have been, or are eligible to be, added to the plan pursuant to the “pour over” provision described below. The aggregate share authorization includes the reserved shares that were not issued or subject to outstanding grants under our 2003 Stock Plan (together with any subplans and addenda adopted thereunder, the “Prior Plan”) that were made available for grant under the 2011 Plan on its effective date. As of February 28, 2017, 3,408,200 shares of common stock were subject to issuance upon exercise of options and settlement of RSUs and PRSUs outstanding under the 2011 Plan. In addition, 1,465,692 shares of common stock remained available for future issuance, not including the 850,000 shares for which we are seeking stockholder approval. The closing price of the Imperva common stock on the NASDAQ Stock Market on February 28, 2017 was $41.00 per share.

The number of shares available for grant and issuance under the 2011 Plan increased automatically on January 1 of each of 2012 through 2015 by an amount equal to 4% of our shares outstanding on the immediately preceding December 31, pursuant to the terms of the 2011 Plan in accordance with a provision commonly known as an “evergreen” clause. Because the “evergreen” provision has expired, we are asking stockholders to approve the current amendment to the 2011 Plan to increase the amount of shares available for grant by 850,000 shares. We anticipate making future requests for additional increases in the share reserve on an annual basis to ensure that we have sufficient equity reserves with which to compensate our employees. In addition, the following shares become available for grant and issuance under our 2011 Plan pursuant to a “pour over” provision:

•

shares subject to an option or stock appreciation right granted under our 2011 Plan that cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or stock appreciation right;

•	shares subject to an award granted under our 2011 Plan that are subsequently forfeited or repurchased by us at the original issue price;
•	shares subject to an award granted under our 2011 Plan that otherwise terminates without shares being issued;
•	shares surrendered pursuant to an exchange program (with such exchange program subject to approval by our stockholders);
•	shares used to satisfy the tax withholding obligations related to an award other than an option or stock appreciation right under the 2011 Plan; and
•

shares (1) subject to stock options granted under the Prior Plan that cease to be subject to such stock options (other than by exercise and other than shares that are withheld to pay the exercise or purchase price for such shares or to satisfy any tax withholding obligations in connection with such shares), (2) issued under the Prior Plan pursuant to the exercise of options that are forfeited or (3) issued under the Prior Plan that are repurchased by us at the original issue price.

Types of Awards under the 2011 Plan

Under the 2011 Plan, we may award six types of equity awards, which are summarized below.

Stock Options

The 2011 Plan provides for the grant of nonqualified stock options, incentive stock options or a combination of each. Incentive stock options may only be granted to our employees and employees of any parent or subsidiary of ours. Subject to appropriate adjustment as provided in the 2011 Plan, no person will be eligible to receive more than 500,000 shares in any calendar year under our 2011 Plan, except that new employees are eligible to receive up to a maximum of 1,000,000 shares in the year in which employment commences. Subject to adjustment as provided in the 2011 Plan, in no event shall more than 20,000,000 shares of our common stock be available for issuance pursuant to the exercise of incentive stock options granted under the 2011 Plan.

Each stock option granted under the 2011 Plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the stock option and the other terms and conditions of the stock option, consistent with the requirements of the 2011 Plan. The exercise price of each stock option may not be less than the fair market value of a share of our common stock on the date of grant (except in connection with the assumption or substitution for another stock option in a manner qualifying under Sections 409A and 424(a) of the

Tax Code). In addition, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any subsidiary corporation of the company (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant. The 2011 Plan provides that the stock option exercise price may be paid in cash or by check, a broker-assisted cashless exercise or any other method authorized by the company.

The compensation committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. Options may vest based on time or achievement of performance conditions. In general, our employee stock options vest over a four-year period, with 25% of the underlying shares vesting on the first anniversary of the grant date and the remaining shares vesting in equal quarterly installments thereafter for the following three years. We grant options having a ten-year term. Subject to the term of the stock option, a stock option generally will remain exercisable for three months following the optionee’s termination of service, except that if service terminates as a result of an optionee’s death or disability, the stock option generally will remain exercisable for 12 months, and, if an employee optionee’s service is terminated for cause, the stock option will terminate immediately. The Committee, in its discretion, may provide different post-termination exercise periods, but in any event the stock option must be exercised no later than the original expiration of its term.

Unless otherwise determined by the compensation committee, stock options are not assignable or transferable by the optionee other than by will or by the laws of descent and distribution.

Restricted Stock Awards

A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions. The price (if any) of a restricted stock award will be determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

Stock Bonus Awards

Stock bonuses are awards of shares of our common stock that are granted as additional compensation for service and/or performance. Payment from the participant is not required for stock bonuses, and stock bonuses are generally not subject to vesting. The compensation committee will determine the number of shares to be awarded to a participant under a stock bonus award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the company or upon satisfaction of performance goals as specified in the participant’s individual award agreement. Prior to the grant of any stock bonus award, the compensation committee will determine the performance factors to be used, the nature, length and starting date of the performance period and the number of shares that will be awarded to the participant. Except as may be set forth in the participant’s individual award agreement, vesting ceases upon the participant’s termination of service unless determined otherwise by the compensation committee.

Stock Appreciation Rights, or “SARs”

SARs provide for a payment, or payments, in cash or shares of our common stock, to the participant based upon the increase in the fair market value of our common stock on the date of exercise from the stated exercise price. SARs may vest based on time or achievement of performance conditions. Each SAR awarded under the 2011 Plan must be evidenced by a written agreement between us and the participant specifying the terms and conditions of the SAR, consistent with the requirements of the 2011 Plan.

The compensation committee will determine the terms of each SAR, including the number of shares subject to the SAR, the exercise price and the time or times during which the SAR may be settled, the consideration to be distributed on settlement of the SAR and the effect of the participant’s termination on his or her SAR. The exercise price of SAR may be less than the fair market value of the underlying shares of common stock.

A SAR may be awarded upon satisfaction of performance factors that are set out in advance in the participant’s individual award agreement. If the participant earns the SAR upon the satisfaction of performance factors, then the compensation committee will determine the performance factors to be used, as well as the nature, length and starting date of the performance period.

SARs have a term of up to ten years. Except as may be set forth in the participant’s individual award agreement, vesting ceases upon the participant’s termination of service unless determined otherwise by the compensation committee.

Restricted Stock Unit Awards, or “RSUs”

RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of the participant’s services to us or the participant’s failure to achieve certain performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU whole shares of our common stock, which may be subject to additional restrictions, cash or a combination of our common stock and cash.

The compensation committee will determine the terms of each RSU, including the number of shares subject to the RSU award, the time or times during which the RSU may be settled, the consideration to be distributed on settlement of the RSU and the effect of the participant’s termination on his or her RSU.

An RSU may be granted upon satisfaction of performance factors that are set out in advance in the participant’s individual award agreement. If the RSU is being earned upon the satisfaction of performance factors, then the compensation committee will determine the performance factors to be used, the nature, length and starting date of the performance period and the number of shares that will be subject to the RSU.

Except as may be set forth in the participant’s individual award agreement, vesting ceases upon the participant’s termination of service unless determined otherwise by the Compensation Committee.

Performance Shares

Performance shares are awards denominated in shares of our common stock that may be settled in cash or by issuance of those shares only if performance goals established by the compensation committee have been achieved or the awards otherwise vest. Each performance share will have an initial value equal to the fair market value of a share of our common stock on the date of grant. After the applicable performance period has ended, the holder of performance shares will be entitled to receive a payout of the number of performance shares earned by the participant over the performance period, to be determined as a function of the extent to which the corresponding performance factors or other vesting provisions have been achieved.

Before granting any performance share award, the compensation committee will determine the terms of each performance share award, including the number of shares subject to the award, the performance factors and performance period that will determine the time and extent to which each award of performance shares will be settled, the consideration to be distributed on settlement of the award and the effect of the participant’s termination on his or her performance share award. Before settlement, the compensation committee shall determine the extent to which the performance shares have been earned.

Awards to Non-Employee Directors

Non-employee members of our Board of Directors are eligible to receive any type of award offered under the 2011 Plan except incentive stock options, which can only be granted to employees. If stock options or SARs are granted to our non-employee directors, their exercise price may not be less than the fair market value of our common stock when the option or SAR is granted. The aggregate number of shares subject to awards granted to a non-employee director in any calendar year shall not exceed 250,000 shares. In the event of a corporate transaction, all awards held by our non-employee directors will accelerate fully and become vested and exercisable or settled, as the case may be. Our non-employee director compensation policy provides for equity awards to our non-employee directors both on joining our board and on an annual basis as discussed above under “Director Compensation.” Since the 2011 Plan was adopted, all of our equity awards to our non-employee directors have been stock options or RSUs that were awarded under the 2011 Plan. Equity awards granted to our continuing directors vest in full after one year. Equity awards granted to new directors vest in equal annual installments over three years. Please see “Director Compensation” above for more information.

Adjustment of Shares Subject to the 2011 Plan

If there is any change to the outstanding shares of our common stock without our receipt of consideration (whether through stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure), appropriate adjustments will be made to: (a) the number of shares reserved for issuance and future grant under the 2011 Plan, (b) the exercise prices of and number of shares subject to outstanding options and stock appreciation rights, (c) the number of shares subject to RSUs and any other outstanding awards, (d) the maximum number of shares that may be issued as incentive stock options, (e) the maximum number of shares that may be awarded to an individual or new employee in a calendar year and (f) the number of shares that are granted as awards to our non-employee directors.

Corporate Transactions

In the event of certain significant corporate transactions, any or all outstanding awards under the 2011 Plan may be assumed or replaced by the successor corporation. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to award holders as was provided to stockholders after taking into account the existing provisions of the awards. The successor corporation may also issue, in place of outstanding company shares held by the award holder, substantially similar shares or other property subject to repurchase restrictions no less favorable to the holder. In the event such successor corporation refuses to assume, convert, replace or substitute awards, then such awards will expire on such transaction at such time and on such conditions as the board will determine. However, the board or compensation committee may accelerate the vesting of such awards in connection with certain significant corporate transactions. If the board or compensation committee decides to accelerate the vesting of performance-based awards, then such acceleration will be at target levels, or if greater, based on the company’s actual performance at the time of the corporate transaction.

In the event of certain significant corporate transactions, the vesting of all awards granted to non-employee members of our board of directors will accelerate and such awards will become exercisable (as applicable) in full prior to the consummation of such corporate transaction at such times and on such conditions as the compensation committee determines.

A significant corporate transaction means the occurrence of any of the following events: (a) any person becomes the beneficial owner of company securities representing 50% or more of the total voting power represented by our then-outstanding voting securities; (b) our consummation of the sale or disposition of all or substantially all of our assets; (c) the consummation of a merger, reorganization, consolidation or other transaction of the company with any other corporation, other than a transaction that would result in our voting securities outstanding immediately prior to such transaction continuing to represent at least a majority of the total voting power represented by the voting securities of the company or such surviving entity or its parent outstanding immediately after such transaction, or (d) any other transaction that qualifies as a “corporate transaction” under Section 424(a) of the Tax Code where the company’s stockholders give up all of their equity interests in the company, except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the company.

Repricings and Exchange Programs

The 2011 Plan provides that we may, only with stockholder approval, (1) reprice stock options or stock appreciation rights, (2) pay cash or issue new awards in exchange for the surrender or cancellation of any or all outstanding awards, or (3) implement an option exchange program.

Provisions for Foreign Participants

The compensation committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2011 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Duration, Termination and Amendment

The compensation committee may terminate or amend the 2011 Plan at any time; provided, however, that the committee will not, without the approval of our stockholders, amend the 2011 Plan in any manner that requires such stockholder approval. Unless sooner terminated, the 2011 Plan is set to expire on September 9, 2021.

U.S. Federal Income Tax Information

The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the 2011 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.

Incentive Stock Options

A participant recognizes no taxable ordinary income as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Tax Code. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a “disqualifying disposition”), then at the time of such disqualifying disposition, the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Tax Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonqualified Stock Options

Stock options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. A participant generally recognizes no taxable ordinary income as the result of the grant of such a stock option. Upon exercise of a nonqualified stock option, the participant normally recognizes ordinary income in the amount of the difference between the stock option exercise price and the fair market value of the shares on the date of purchase. A participant’s tax basis for the shares of Common Stock that a participant acquires when a participant exercises a nonqualified option will be increased by the amount of such taxable income. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Tax Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant. Upon the disposition of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as long-term or short-term capital gain or loss, depending on the participant’s holding period for the shares.

Stock Appreciation Rights

A participant recognizes no taxable ordinary income upon the receipt of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Tax Code.

Restricted Stock Units

A participant recognizes no taxable income upon receipt of an RSU. In general, the participant will recognize ordinary income in the year in which the shares subject to that award vest and are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Tax Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Stock Bonuses

A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and the participant’s purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (a) the date on which the shares become transferable or (b) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Tax Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as a capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Tax Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which ordinary income is recognized by the participant.

Performance Shares

A participant generally will recognize no income upon the grant of a performance share award. Upon the settlement of a performance share award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received, if any, and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above in “Stock Bonuses.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date,” will be taxed as a capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Tax Code.

Potential Limitation on Deductions

Section 162(m) of the Tax Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1 million. It is possible that compensation attributable to awards granted under the 2011 Plan, when combined with all other types of compensation received by a covered employee from the company, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

In accordance with Treasury Regulations issued under Section 162(m) of the Tax Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if: (a) such awards are approved by a compensation committee comprised solely of “outside directors,” (b) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (c) the terms of the plan, including the per-employee limitation on grant size, are approved by the stockholders, and (d) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. It is intended that the compensation committee may grant stock options and stock appreciation rights under the 2011 Plan that qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

Compensation attributable to performance-based awards granted under the 2011 Plan will qualify as performance-based compensation, provided that: (a) the award is approved by a compensation committee comprised solely of “outside directors,” (b) the award is granted (or vests) based upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (c) the compensation committee certifies in writing prior to the grant (or vesting, as applicable) of the award that the performance goal has been satisfied, and (d) prior to the issuance, stockholders have approved the material terms of the plan (including the class of employees eligible for awards, the business criteria on which the performance goals may be based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of performance goals). It is intended that the compensation committee may grant restricted stock units, stock bonus awards and performance shares under the 2011 Plan that qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

New Plan Benefits

Except for the annual awards to our non-employee directors described in “Awards to Non-Employee Directors” above, following the annual stockholder meeting, the benefits that will be awarded under the 2011 Plan cannot currently be determined. We anticipate that the compensation committee will award RSUs with an aggregate grant date fair value of $1.4 million to our non-employee directors following the annual meeting. Using the closing price of Imperva common stock on the NASDAQ Stock Market on February 28, 2017 of $41.00 per share, this would be equal to an aggregate of 34,146 shares. All awards, including the annual non-employee director awards, granted under the 2011 Plan are within the discretion of the compensation committee. The committee has not determined future awards or who might receive them.

Existing Plan Benefits

Pursuant to SEC rules, the following table sets forth the number of shares subject to options granted under the 2011 Plan from September 2011 (when we began granting awards under the 2011 Plan) through February 28, 2017. These share numbers do not include shares underlying options that were granted under the 2011 Plan, but were cancelled or expired unexercised. In addition, the share numbers do not include shares underlying RSUs and PRSUs that have been granted to participants under the 2011 Plan, which are discussed in more detail above.

Name and Position	Total Number of Shares Subject to Options Granted Under the 2011 Plan
Anthony Bettencourt, President and CEO	—
Mark Kraynak, SVP and GM of Enterprises	24,000
Michael Mooney, Chief Revenue Officer	50,000
Albert Pimentel, Director Nominee	21,165
Terry Schmid, CFO	45,000
Randall Spratt, Director Nominee	—
James Tolonen, Director Nominee	21,268
Trâm Phi, SVP, General Counsel and Corporate Secretary	31,000
All current executive officers as a group	187,624
All non-employee directors as a group	73,976
All employees as a group (excluding executive officers)	798,283

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2016. Prior to our initial public offering (our “IPO”) in November 2011, we issued securities under our 2003 Stock Plan, as amended. Following our IPO, we issued securities under our 2011 Plan and our 2011 Employee Stock Purchase Plan (“ESPP”). The 2003 Stock Plan, 2011 Plan and 2011 ESPP were approved by our stockholders. The table excludes equity compensation plans assumed by us in connection with acquisitions, as described more fully in the footnotes. All outstanding awards relate to our common stock.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights[1]	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	3,107,646	[2,3]	$41.00	3,349,840	[4]
Equity compensation plans not approved by security holders	389,688	[5]	$33.36	100,000	[6]
Total	3,497,334			3,449,840

[1]	Based on the weighted-average exercise price of outstanding options. RSUs and PRSUs do not have an exercise price and are not included in the calculation.
[2]

Includes 1,810,365 shares subject to issuance upon vesting of outstanding RSUs and PRSUs. Each RSU and each PRSU once earned represents a contingent right to receive one share of common stock upon vesting.

[3]

Does not include information for equity awards assumed by us in connection with acquisitions. In February 2014, in connection with the closing of our acquisition of Skyfence Networks, Ltd., we assumed the outstanding options issued under the Skyfence Networks, Ltd. 2013 Share Incentive Plan. As of December 31, 2016, there were outstanding assumed Skyfence options to purchase 10,106 shares of our common stock (on an as-converted basis), with a weighted-average exercise price of $0.20. In March 2014, in connection with the closing of our acquisition of the remaining shares of Incapsula, Inc., we assumed the outstanding options and PRSUs issued under the Incapsula, Inc. 2010 Stock Incentive Plan. As of December 31, 2016, there were outstanding (i) assumed Incapsula options to purchase 14,941 shares of our common stock (on an as-converted basis), with a weighted-average exercise price of $24.42 and (ii) 1,070 PRSUs assumed by us in connection with our acquisition of Incapsula, Inc. The PRSUs do not have an exercise price, each unit of which represents a contingent right to receive one share of our common stock upon vesting and the achievement of certain performance metrics

[4]	Includes 2,175,327 shares available for issuance under the 2011 Plan as of December 31, 2016 and 1,174,513 shares available for purchase by our employees under the 2011 ESPP as of December 31, 2016.
[5]

Represents an aggregate of 240,000 outstanding, unexercised options and 149,688 unvested RSUs issued to our President and Chief Executive Officer and SVP, People under the Inducement Stock Option Plan and Agreement and Inducement Restricted Stock Unit Plan and Agreement between each officer and us. We entered into the Inducement Plans in connection with the commencement of employment of each officer. See Note 12 to the “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2016 under “Inducement Stock Option Plans and Agreement and Inducement Restricted Stock Unit Plans and Agreement” for a description of the material features of each plan.

[6]	Represents shares reserved for issuance under the 2015 Equity Inducement Plan.

Under the 2011 Plan, we may issue stock awards, including but not limited to restricted stock awards, RSUs, stock bonus awards, stock appreciation rights and performance share awards. The 2011 Plan contained a provision that the number of shares available for grant and issuance will be increased on January 1 of each year from 2012 through 2015 by an amount equal to 4% of our shares outstanding on the immediately preceding December 31. The last increase under this provision was on January 1, 2015.

During 2016, it was the policy of our board of directors that each new non-employee director received a number of RSUs equal to $400,000 divided by the closing price of the company’s common stock on the date of grant. In addition, on or about the date of the first board meeting following each annual stockholder meeting, each non-employee director will automatically be granted pursuant to that policy RSUs with a number of shares equal to $200,000 divided by the closing price of the company’s common stock on the date of grant. The board may also make discretionary grants to purchase common stock to any non-employee director.

Under the 2011 ESPP, we may grant options for the purchase of our common stock. The 2011 ESPP contains a provision that the number of shares available for grant and issuance will be increased on January 1 of each of 2012 through 2019, by an amount equal to 1% of our shares outstanding on the immediately preceding December 31, unless our board of directors determines, in its discretion to make a smaller increase.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE AMENDMENT OF THE 2011 PLAN AND

RE-APPROVAL OF THE INTERNAL CODE

SECTION 162(M) PROVISIONS OF THE 2011 PLAN.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed under “Compensation Discussion and Analysis” and “Executive Compensation,” the following is a description of transactions, or series of related transactions, since January 1, 2016, to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which the other parties included or will include our directors, executive officers, holders of 5% or more of our voting securities, each of whom we refer to as a beneficial owner, or any member of the immediate family of any of the foregoing persons, to the extent such parties had a direct or indirect material interest in the transactions.

Employment Arrangements and Indemnification Agreements

We have entered into employment arrangements with our executive officers. See “Executive Compensation—Employment, Severance and Change in Control Arrangements” for information regarding these arrangements with our named executive officers.

We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. See “Executive Compensation—Limitation on Liability and Indemnification Matters.”

In January 2015, the son of one of our executive officers commenced employment with Imperva as a maintenance renewal representative. His annual compensation for 2016, which includes annual base salary, cash incentive compensation and the grant date fair value of his new hire equity awards was approximately $150,000 and was at a level consistent with similarly situated employees. In accordance with the nepotism policy set forth in our related-party transactions policy, the nominating and corporate governance committee approved of the employment arrangement and required that the executive officer be excluded from all hiring, compensation- and other employment-related decisions involving his son.

Change in Control Plan

We have adopted a Change in Control Plan that covers our executive officers, which provides for severance benefits and acceleration of the vesting of awards in the event of a termination following a change in control. For more information regarding the Change in Control Plan, see “Executive Compensation—Employment, Severance and Change in Control Agreements” and “—Potential Payments Upon Termination or Change in Control.”

Equity Awards

For information regarding equity awards granted to our named executive officers and directors, see “Compensation Discussion and Analysis”, “Executive Compensation” and “Election of Class III Directors—Director Compensation.”

Review, Approval or Ratification of Transactions with Related Parties

Our policy and the charters of our nominating and corporate governance committee and our audit committee require that any transaction with a related party that must be reported under applicable rules of the SEC, other than compensation related matters, must be reviewed and approved or ratified by our nominating and corporate governance committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by our audit committee.

Related-Party Transactions Policy

The board adopted a related-party transactions policy in November 2012, which was subsequently amended by the board in February 2017, for the company requiring review of our general counsel or associate general counsel and approval of the nominating and corporate governance committee or its chair for any transaction involving a related party, considering the relevant and available facts and circumstances, including such facts as:

•	the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated,
•	the terms of the transaction, and
•	any other relevant information and considerations with respect to the proposed transaction,

and approving only those transactions with related party that, in light of known circumstances, are in or are not inconsistent with, the best interests of Imperva and our stockholders, as such approval authority determines in the good faith. For the purposes of this policy, related parties include our executive officers, directors and board nominees (during the current or preceding calendar year) any security holder of Imperva known to us to be the beneficial owner of more than 5% of any class of our voting securities and any immediately family members of such related parties. Where the related party involved is, or is affiliated with, any member of the nominating and corporate governance committee, the approval authority is the audit committee or its chair, provided that if the related party involved is, or is affiliated with, the chair of the audit committee, the approval authority is any other member of the audit committee.

The policy provides that for the purposes of the related-party transactions policy, in the absence of facts or circumstances indicating special or unusual benefits to the related party, the following transactions, arrangements or relationships need not be approved under the policy:

•	any employment by Imperva of an executive officer of Imperva if:
•

the related compensation is required to be reported in our proxy statement under the SEC’s compensation disclosure requirements (generally applicable to “named executive officers”) under Item 402 of Regulation S-K; or

•

the executive officer is not an immediate family member of another Imperva executive officer or director, the related compensation would be reported in our proxy statement under Item 402 of Regulation S-K if the executive officer were a “named executive officer,” and our compensation committee approved (or recommended that the board approve) such compensation;

•

any compensation paid to a director (in such capacity) if the compensation is required to be reported in our proxy statement under Item 402 of Regulation S-K (or is excluded from disclosure pursuant thereto);

•

any transaction where the related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends);

•

any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares or as a limited partner holding interests of less than 10% in the limited partnership (or similar interests in an alternative form of entity);

•	any transaction with a related party:
•	where the rates or charges involved are determined by competitive bids,
•	involving the rendering of services as a common or contract carrier or public utility, at rates or charges fixed in conformity with law or governmental authority, or
•	involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services;

•

any charitable contribution, grant or endowment to any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (but not an executive officer), and any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related party is a trustee, director or executive officer, if the aggregate amount involved in a calendar year does not exceed $120,000, or any non-discretionary matching contribution, grant, or endowment made pursuant to a matching gift program;

•	ordinary course business travel and expenses, advances and reimbursements;
•	indemnification payments and other payments made pursuant to:
•	directors and officers insurance policies,
•	our certificate of incorporation or bylaws, and/or
•	any policy, agreement or instrument approved by the board; and
•

any transaction between Imperva and another company or other entity that has a relationship with a related party where the value of the transaction is less than $120,000 and, in the case where the company is the supplier in the transaction, the discount provided is within the company’s standard discounting bands.

Corporate Opportunities and Conflict of Interest Policy

In January 2014, at the recommendation of the nominating and corporate governance committee, the board of directors adopted a corporate opportunities and conflict of interest policy applicable to our executive officers and directors to supplement our code of business conduct and ethics and our related-party transactions policy, more specifically addressing these matters. The policy provides that any executive officer or director who is considering an investment in a security company must notify the chair of the nominating and corporate governance committee which establishes procedures for review of the potential investment, including when Imperva desires to pursue the investment opportunity (i.e., because it is in the potential strategic path of Imperva), as well as situations in which an investee company subsequently becomes a competitor of Imperva. The policy provides that in the event that we acquire a company in which an executive officer (including any executive officer that is a member of the board of directors) has an investment, the executive officer will be recused from consideration and approval of the transaction (including as a board member), and if the investment was made after the adoption of the policy and the after-tax profit of such investment for the executive officer after giving effect to the acquisition exceeds $250,000, the executive officer will contribute such excess after-tax profits to charity. This requirement does not apply to shares of publicly held companies or shares acquired by an executive officer in the form of equity compensation while previously employed at the acquired company.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2017 for:

•	each person who we know beneficially owns more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 33,405,913 shares of common stock outstanding at February 28, 2017. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to (i) options held by that person or entity that are currently exercisable or exercisable within 60 days of February 28, 2017 and (ii) stock awards held by that person or entity that are scheduled to vest within 60 days of February 28, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is care of Imperva, Inc., 3400 Bridge Parkway, Redwood Shores, CA 94065.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage
Directors and Named Executive Officers:
Anthony Bettencourt[1]	100,488	*
Geraldine Elliott[2]	1,936	*
Charles Giancarlo[3]	26,543	*
Albert Pimentel[4]	82,073	*
Randall Spratt	—	—
Roger Sippl	—	—
Allan Tessler[5]	45,816	*
James Tolonen[6]	35,963	*
Mark Kraynak[7]	10,500	*
Michael Mooney[8]	52,356	*
Trâm Phi[9]	110,288	*
Terrence Schmid[10]	29,494	*
All Executive Officers and Directors as a Group (14 persons)[11]	644,835	1.9%

5% Stockholders:
Eminence Capital, LP12	3,195,254	9.6%
Elliott Associates, L.P.[13]	2,252,196	6.7%
The Vanguard Group[14]	2,236,662	6.7%
Shlomo Kramer[15]	2,109,957	6.3%

*	Represents beneficial ownership of less than 1% of the shares of common stock.
[1]	Includes (i) options exercisable for 65,625 shares of common stock within 60 days of February 28, 2017 and (ii) 34,863 shares of common stock owned of record by Mr. Bettencourt.
[2]	Includes (i) options exercisable for 1,327 shares of common stock within 60 days of February 28, 2017 and (ii) 609 shares of common stock owned of record by Ms. Elliott.

[3]	Includes (i) options exercisable for 18,108 shares of common stock within 60 days of February 28, 2017 and (ii) 8,435 shares of common stock owned of record by Mr. Giancarlo.
[4]

Includes (i) options exercisable for 21,165 shares of common stock within 60 days of February 28, 2017, (ii) 5,908 shares of common stock owned of record by Mr. Pimentel, and (iii) 55,000 shares of common stock owned of record by the Pimentel Family Trust U/D/T dated April 24, 1991 for which Albert Pimentel and Laurie Jean Pimentel serve as trustees.

[5]

Includes (i) options exercisable for 7,328 shares of common stock within 60 days of February 28, 2017, (ii)(a) 3,250 shares held by International Financial GP of Nevada, of which Mr. Tessler is the sole owner and Chair/CEO; (b) 7,500 shares held by the Allan R. Tessler Charitable Remainder Unitrust #1 u/a/d 12-16-96, of which Mr. Tessler is the sole trustee; (c) 7,500 shares held by the Allan R. Tessler Charitable Remainder Unitrust #2 u/a/d 12-16-96, of which Mr. Tessler is the sole trustee; (d) 6,750 shares held by Tessler Family Limited of which Mr. Tessler is a limited partner; (e) 10,000 shares held by the ART FGT Family Partners Limited, of which Mr. Tessler is a limited partner; and (f) 3,488 shares of common stock owned of record by Mr. Tessler.

[6]

Includes (i) options exercisable for 21,268 shares of common stock within 60 days of February 28, 2017, (ii) 9,695 shares of common stock owned of record by Mr. Tolonen, and (iii) 5,000 shares of common stock owned of record by James R. Tolonen & Ginger Tolonen as Trustees of the Tolonen Family Trust, dated September 26, 1996.

[7]	Represents options exercisable for 10,500 shares of common stock within 60 days of February 28, 2017.
[8]	Includes (i) options exercisable for 31,250 shares of common stock within 60 days of February 28, 2017, and (ii) 21,106 shares of common stock owned of record by Mr. Mooney.
[9]	Includes (i) options exercisable for 86,970 shares of common stock within 60 days of February 28, 2017, and (ii) 23,318 shares of common stock owned of record by Ms. Phi.
[10]	Includes (i) options exercisable for 29,062 shares of common stock within 60 days of February 28, 2017, (ii) 432 shares of common stock owned of record by Mr. Schmid.
[11]	The total for all directors and executive officers includes options exercisable for an aggregate of 329,040 shares of common stock within 60 days of February 28, 2017.
[12]

Based on information set forth in a Schedule 13G filed by Eminence Capital, LP on February 10, 2017. Collectively, Eminence Capital, LP, Eminence GP, LLC, and Ricky C. Sandler beneficially own 3,195,254 shares of common stock. The address for Eminence Capital, Eminence GP and Mr. Sandler is 65 East 55th Street, 25th Floor, New York, NY  10022.

[13]

Based on information set forth in a Schedule 13D/A filed by Elliott Associates, L.P. on June 27, 2016.  Collectively, Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc. beneficially own 2,252,196 shares of common stock.  The address for the Elliott entities is 40 West 57th Street, New York, New York 10019.

[14]

Based on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2017. Includes (i) 56,595 shares of common stock for which The Vanguard Group has sole voting power, (ii) 3,453shares of common stock for which it has shared voting power, (iii) 2,178,014 shares of common stock for which it has sole dispositive power, and (iv) 58,648 shares of common stock for which it has shared dispositive power. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group is the beneficial owner of 55,195 shares or 0.16% of the outstanding common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group is the beneficial owner of 4,853 shares or 0.01% of the outstanding common stock as a result of its serving as investment manager of Australian investment offerings. The principal business office of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

[15]

Based on information set forth in a Schedule 13G/A filed with the SEC on February 1, 2017. Includes (i) 1,304,521 shares of common stock owned of record by Mr. Kramer and (ii) 805,436 shares of common stock owned of record by HAPRI LIMITED, an investment holding company. Mr. Kramer is one of two directors of HAPRI LIMITED, with Amir Rapoport, the Kramer family office Chief Financial Officer, being the other director. All of HAPRI LIMITED’s shares are ultimately controlled by a trust of which Mr. Kramer is the sole grantor and sole beneficiary during his life. The address for Mr. Kramer is c/o Cato Networks, Ltd., 3 Rothschild Blvd., Psagot Tower, 7th Floor, Tel Aviv 6688106, Israel.  The address for HAPRI LIMITED is PFD Corporate Services (BVI) Limited, Tropic Isle Building, P.O. Box 3331, Road Town, Tortola, British Virgin Islands VG 1110.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report of the Audit Committee is required by the Securities and Exchange Commission, and is not “soliciting material,” is not to be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Imperva under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

The audit committee of the board of directors is composed of Mr. Tolonen, who is the chair of the audit committee, Mr. Pimentel, and Messrs. Sippl and Spratt who both joined the committee in February 2017.  Mr. Tessler was member of the audit committee in 2016 and stepped down when Messrs. Sippl and Spratt were appointed in February 2017. The board of directors has determined that each current and former member of the audit committee is an independent director, as independence for audit committee members is defined in the NASDAQ Stock Market’s listing standards. The board of directors has determined that each of Messrs. Pimentel, Sippl and Tolonen is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated under the Securities Act and the Exchange Act.

The members of the audit committee for 2016 (Messrs. Tolonen, Pimentel and Tessler) assisted the board of directors in fulfilling its responsibilities relating to the oversight of the accounting, financial reporting, internal controls, financial practices and audit activities of Imperva and its subsidiaries. The audit committee operates under a charter.

In fulfilling its oversight role, the audit committee reviewed and discussed Imperva’s audited financial statements with management and the independent registered public accounting firm. The audit committee met eight times during 2016, including meetings with Imperva’s independent registered public accounting firm to review Imperva’s quarterly and annual financial statements and their review or audit of such statements. It is not the duty of the audit committee to plan or conduct audits or to determine that the financial statements are complete and accurate and conform to generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of Imperva’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, Imperva’s independent registered public accounting firm, is responsible for performing an independent audit of Imperva’s consolidated financial statements in accordance with generally accepted auditing standards in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the effectiveness of Imperva’s internal control over financial reporting.

The audit committee discussed with Imperva’s independent registered public accounting firm the matters required to be discussed by Auditing Standard 1301 (Communication with Audit Committees), issued by the PCAOB. Imperva’s independent registered public accounting firm also provided to the audit committee the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB (Communications with Audit Committees Concerning Independence), and the audit committee discussed with the independent registered public accounting firm that firm’s independence.

Based upon the audit committee’s review and discussions referred to above, the audit committee recommended to the board of directors that Imperva’s audited consolidated financial statements be included in Imperva’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 24, 2017.

In addition, the Audit Committee selected Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017 and is seeking ratification of such selection by our stockholders.

Submitted by the Audit Committee of the Board of Directors,

James Tolonen

Albert Pimentel

Allan Tessler

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,

ERNST & YOUNG LLP, FOR THE YEAR ENDING DECEMBER 31, 2017

(Item No. 4 on the Proxy Card)

Our audit committee has selected, and is submitting for ratification by the stockholders its selection of, the firm of Ernst & Young LLP, or EY, to serve as our independent registered public accounting firm for the year ending December 31, 2017 and until their successors are appointed. Although action by stockholders is not required by law, the audit committee has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the audit committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the audit committee feels that such a change would be in the best interests of Imperva and our stockholders. In the event of a negative vote on ratification, the audit committee will reconsider the selection of EY as our independent registered public accounting firm.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees and related expenses for professional services provided by EY during 2016 and 2015. The audit committee considered the provision of the services corresponding to these fees, and the audit committee believes that the provision of these services is compatible with EY maintaining its independence.

	Years Ended December 31,
	2016	2015
Audit fees	$1,635,363	$1,849,605
Audit-related fees	—	—
Tax fees	114,314	172,152
All other fees	—	—
Total	$1,749,677	$2,021,757

Audit Fees

Fees for EY audit services include fees associated with the annual audit, quarterly reviews of financial statements and accounting consultations.

Audit-Related Fees

No audit-related fees were incurred during 2016 and 2015.

Tax Fees

Fees for EY tax services include fees associated with international tax advice related to transfer pricing and international tax assistance related to tax filings.

All Other Fees

No other fees were incurred during 2016 and 2015.

Representatives of EY are expected to be at the annual meeting. Representatives of EY will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

The audit committee pre-approval policies and procedures require prior approval of each engagement of EY to perform services. We adopted these pre-approval policies in accordance with the requirements of the Sarbanes-Oxley Act and all of the professional services listed herein were approved in accordance with these policies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF ERNST & YOUNG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2017.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Under our bylaws, stockholders who wish to present proposals for action, or to nominate directors, at our 2018 annual meeting of stockholders must give written notice of the proposal or nomination to our Corporate Secretary in accordance with the provisions of our bylaws.  Our bylaws require that such notice be given not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting of stockholders. To be timely for the 2018 annual meeting of stockholders, a stockholder’s notice must be received by us between December 27, 2017 and January 26, 2018. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive offices, which are Imperva, Inc., 3400 Bridge Parkway, Redwood Shores, California 94065.

If the date of the 2018 annual meeting is more than 30 days before or more than 60 days after the first anniversary of the 2017 annual meeting, in order for a notice to be timely, it must be delivered no earlier than 120 days prior to and no later than 90 days prior to the 2018 annual meeting date or, if later, the close of business on the 10th day after we publicly announce the date of the 2018 annual meeting.

These stockholder notices must contain information required by our bylaws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. If a matter is properly brought before our next annual meeting under the procedures outlined in this paragraph, the proxy holders named by our board of directors will have the discretion to vote on such matter without having received directions from stockholders delivering proxies to them for such meeting, provided that our proxy statement for our next meeting briefly describes the matter and how the proxy holders intend to vote on it.

In order for proposals to be eligible for inclusion in our proxy statement and proxy card for the 2018 annual meeting pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals would have to be received by our Corporate Secretary no later than November 15, 2017 and satisfy the conditions established by the SEC for stockholder proposals. In order for any other stockholder proposals to be eligible to be brought before the stockholders at the 2018 annual meeting, the stockholders submitting such proposals must also comply with the procedures, including the deadlines, required by our then current bylaws, as referenced in the preceding paragraphs. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in our proxy statement. Any such nominations should comply with our bylaws.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the board of directors knows of no other business that will be conducted at the 2017 annual meeting of stockholders other than as described in this proxy statement. If any other matter or matters are properly brought before the annual meeting, or any adjournment or postponement of the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Trâm T. Phi

Senior Vice President, General Counsel and Corporate Secretary

March 17, 2017

APPENDIX A

IMPERVA, INC.

2011 Stock Option and Incentive Plan

(as amended through ~~May 4~~ April __, ~~2016~~2017)

1. PURPOSE.  The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards.  Capitalized terms not defined elsewhere in the text are defined in Section 27.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available.   Subject to Section 2.5 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is 8,086,237~~7,236,237~~ Shares, which includes the reserved shares not issued or subject to outstanding grants under the Company’s 2003 Stock Plan (together with any subplans and addenda adopted thereunder, the “Prior Plan”) on the Effective Date that were made available for gran under this Plan on the Effective Date, plus any (a) shares that are subject to stock options granted under the Prior Plan that cease to be subject to such stock options after the Effective Date (other than by exercise and other than shares that are withheld to pay the exercise or purchase price for such shares or to satisfy any tax withholding obligations in connection with such shares), (b) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, and (c) shares issued under the Prior Plan that are repurchased by the Company at the original issue price.

2.2 Lapsed, Returned Awards.  Shares subject to Awards, and Shares issued under this Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares:  (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program and permitted to be returned to the Plan.  The following Shares may not again be made available for future grant and issuance as Awards under the Plan: (i) Shares that are withheld to pay the exercise or purchase price of an Option or SAR or to satisfy any tax withholding obligations in connection with an Option or SAR, (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR or (iii) shares of the Company’s Common Stock repurchased on the open market with the proceeds of an Option exercise price. To the extent an Award under this Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under this Plan.  Shares used to satisfy the tax withholding obligations related to an Award that is not an Option or SAR will become available for future grant or sale under this Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3 Minimum Share Reserve.  At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4 Limitations.  No more than 20,000,000 Shares shall be issued pursuant to the exercise of ISOs.

2.5 Adjustment of Shares.  If the number of outstanding Shares is changed by a stock dividend, an extraordinary cash dividend, recapitalization, spin-off, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under this Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3. ELIGIBILITY.  ISOs may be granted only to Employees.  All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Non‑Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.  No Participant will be eligible to receive or be granted more than 500,000 Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or of a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive or be granted up to a maximum of 1,000,000 Shares in the calendar year in which they commence their employment.

4. ADMINISTRATION.

4.1 Committee Composition; Authority.  This Plan will be administered by the Committee or by the Board acting as the Committee.  Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors.  The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) subject to Section 4.6, determine the form and terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised or settled (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of Plan or Award conditions;

(i) subject to Section 4.6, determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) determine the terms and conditions of any, and to institute any Exchange Program approved by shareholders;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code; and

(o) delegate any of the foregoing to a subcommittee consisting of one or more officers pursuant to a specific delegation as permitted by applicable law; and

(p) make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Interpretation and Discretion.  Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under this Plan.  Any dispute regarding the interpretation of this Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review.  The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.  The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3 Section 162(m) of the Code and Section 16 of the Exchange Act.  When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).  With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

4.4 Foreign Award Recipients.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to:  (a) determine which Subsidiaries shall be covered by this Plan; (b) determine which individuals outside the United States are eligible to participate in this Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices);

provided, however, that no such subplans and/or modifications shall increase the share limitations contained in this Plan; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

4.5 Documentation.  The Award Agreement for a given Award, this Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.6 Vesting Limitations. Awards granted to Participants shall not provide for any vesting prior to at least twelve (12) months from grant. Notwithstanding the foregoing, the Committee may permit (i) acceleration of vesting of Awards in the event of the Participant’s death or Disability, or in the event of a Corporate Transaction and (ii) the vesting of Awards prior to twelve (12) months from grant provided Shares subject to such Awards do not exceed an aggregate of five percent (5%) of the Shares authorized for grant under the Plan.

5. OPTIONS.  The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Option Grant.  Each Option granted under this Plan will identify the Option as an ISO or an NQSO.  An Option may be, but need not be, awarded or vested upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2 Date of Grant.  The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date.  The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period.  Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted.  The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price.  The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.  Payment for the Shares purchased must be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.  The Exercise Price of a NQSO may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

5.5 Method of Exercise.  Any Option granted hereunder will be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.  An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of this Plan.  Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6 Termination.  The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

(b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s designee or in the absence of a designee, in the manner set forth in Section 14, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or guardian) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

(d) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options.

5.7 Limitations on Exercise.  The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs.  With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.  In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted.  Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.  Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification.  Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS.

6.1 Awards of Restricted Stock.  A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”).  The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to this Plan.

6.2 Restricted Stock Purchase Agreement.  All purchases under a Restricted Stock Award will be evidenced by an Award Agreement.  Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant.  If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3 Purchase Price.  The Purchase Price for a Restricted Stock Award will be determined by the Committee, may be less than Fair Market Value on the date the Restricted Stock Award is granted, and may be zero.  Payment of the Purchase Price must be made in accordance with Section 11 of this Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.4 Terms of Restricted Stock Awards.  Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law.  These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement.  Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5 Termination of Participant.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7. STOCK BONUS AWARDS

7.1 Awards of Stock Bonuses.  A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary.  All Stock Bonus Awards shall be made pursuant to an Award Agreement.  Except as otherwise determined by  the Committee, no payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.  If the Committee requires payment for Shares awarded pursuant to a Stock Bonus Award, the Purchase Price will be determined by the Committee and may be less than Fair Market Value on the date the Stock Bonus Award is granted.  Payment of the Purchase Price must be made in accordance with Section 11 of this Plan, and the Award Agreement and in accordance with any procedures established by the Company.

7.2 Terms of Stock Bonus Awards.  The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and the restrictions thereon (if any).  These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement.  Prior to the grant of any Stock Bonus Award subject to restrictions or performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3 Form of Payment to Participant.  Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.4 Termination of Participation.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8. STOCK APPRECIATION RIGHTS.

8.1 Awards of SARs.  A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement).  All SARs shall be made pursuant to an Award Agreement.

8.2 Terms of SARs.  The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR.  The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value.  A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3 Exercise Period and Expiration Date.  A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR.  The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted.  The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).  Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4 Form of Settlement.  Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.  The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.5 Termination of Participation.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

9. RESTRICTED STOCK UNITS.

9.1 Awards of Restricted Stock Units.  A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock).  All RSUs shall be made pursuant to an Award Agreement.

9.2 Terms of RSUs.  The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each RSU.  An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement.  If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU.  Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3 Form and Timing of Settlement.  Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both.  The Committee also may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4 Termination of Participant.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10. PERFORMANCE SHARES.

10.1 Awards of Performance Shares.  A Performance Share Award is an award to a Participant denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock).  Grants of Performance Shares shall be made pursuant to an Award Agreement.

10.2 Terms of Performance Shares.  The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each award of Performance Shares.  In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares.  Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned.  Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods and different performance goals and other criteria.

10.3 Value, Earning and Timing of Performance Shares.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.  After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

10.4 Termination of Participant.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

11. PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of Participant’s indebtedness to the Company;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted or other cashless exercise program implemented by the Company in connection with this Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12. GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1 Types of Awards.  Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs.  Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.  The aggregate number of Shares subject to Awards granted to a Non-Employee Director pursuant to this Section 12 in any calendar year shall not exceed 250,000 shares.

12.2 Eligibility.  Awards pursuant to this Section 12 shall be granted only to Non‑Employee Directors.  A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.3 Vesting, Exercisability and Settlement.  Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board.  With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

13. WITHHOLDING TAXES.

13.1 Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements prior to the delivery of Shares pursuant to exercise or settlement of any Award.  Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.

13.2 Stock Withholding.  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already‑owned Shares having a Fair Market Value equal to the minimum amount required to be withheld , or (iv) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. TRANSFERABILITY.  Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.  If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate.  All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after the Participant’s death, by the Participant’s designee, provided that such designee has been designated prior to the Participant’s death on a form prescribed by the Company.  In the absence of any such effective designation, such Awards may be exercised only by the beneficiary designated by the Participant with the largest beneficial interest; or, if there is no single beneficiary with a majority or plurality of interest, the then-acting trustee of the latest revocable trust established by the Participant of which Participant was a beneficiary or, if none, the executors or administrators of the Participant’s estate.  No transfer by will or the laws of descent and distribution of any Award shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1 Voting and Dividends.  No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant except for any Dividend Equivalent Rights permitted by an applicable Award Agreement.  After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares subject to such Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which they are forfeited; provided, that under no circumstances may Dividend Equivalent Rights be granted for any Option or SAR. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

15.2 Restrictions on Shares.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.  The Company’s Right of Repurchase shall be automatic with respect to Unvested Shares awarded to the Participant for no Purchase Price.

16. CERTIFICATES.  All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

17. ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.  Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral.  In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve.  The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. An Exchange Program, including but not limited to any repricing of Options or SARs, is not permitted without prior stockholder approval.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance.  Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable.  The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

21. CORPORATE TRANSACTIONS.

21.1 Assumption or Replacement of Awards by Successor.  In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants.  In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards).  The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.  In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine;  the Board (or, the Committee, if so designated by the Board) may, in its sole discretion, accelerate the vesting of such Awards in connection with a Corporate Transaction, provided that if Awards subject to performance-based vesting are accelerated, the performance shall be deemed achieved at the greater of (x) target performance or (y) the actual performance achieved as of the Corporate Transaction as determined by the Committee, and the resulting number of shares shall accelerate in full as of the time of the consummation of the Corporate Transaction.  In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period.  Awards need not be treated similarly in a Corporate Transaction.

Notwithstanding anything to the contrary in this Section 21.1, the Committee, in its sole discretion, may grant Awards that provide for acceleration upon a Corporate Transaction or in other events in the specific Award Agreements.

21.2 Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan.  Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant.  In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code).  In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under this Plan or authorized for grant to a Participant in a calendar year.

21.3 Non-Employee Directors’ Awards.  Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non‑Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22. ADOPTION AND STOCKHOLDER APPROVAL.  This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN/GOVERNING LAW.  Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board.  This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

24. AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25. NONEXCLUSIVITY OF THE PLAN.  Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY.  Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards issued or paid under this Plan will be subject to clawback or recoupment in accordance with any clawback policy adopted by the Board, required by the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is required by other applicable law, including, but not limited to, the cancellation of outstanding awards and the recoupment of any gains realized with respect to awards issued under the Plan. No recovery of compensation under such policy or applicable law will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

28. DEFINITIONS.  As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (except as may otherwise be defined in Participant’s employment or services agreement or Award Agreement) (a) the commission of an act of theft, embezzlement, fraud or dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary, or (c) a failure to materially perform the customary duties of Employee’s employment.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Common Stock” means the common stock of the Company.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of this Plan, or part of this Plan, has been delegated as permitted by law.

“Company” means Imperva, Inc., or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or “group” (two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of the applicable securities referred to herein)  becomes the “beneficial owner” (as defined in Rule 13d‑3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then‑outstanding voting securities; (b) the consummation of the sale or other disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger, reorganization, consolidation or similar transaction or series of related transactions of the Company with any other corporation, other than a merger, reorganization, consolidation or similar transaction (or series of related transactions) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least a majority of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger, reorganization, consolidation or similar transaction (or series of related transactions), or (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided, however, that except with respect to Awards granted as ISOs, the Committee in its discretion may determine whether a total and permanent disability exists in accordance with non-discriminatory and uniform standards adopted by the Committee from time to time, whether temporary or permanent, partial or total, as determined by the Committee.

“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

“Effective Date” means the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option, and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(c) in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(d) if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who holds an Award under this Plan.

“Performance Factors” means the factors selected by the Committee, which may include, but are not limited to the, the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

•	bookings and/or bookings growth;
•	net revenue and/or net revenue growth;
•	earnings per share and/or earnings per share growth;
•	earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
•	operating income and/or operating income growth;
•	net income and/or net income growth;
•	total stockholder return and/or total stockholder return growth;
•	return on equity;
•	operating cash flow return on income;
•	adjusted operating cash flow return on income;
•	economic value added;

•	control of expenses;
•	cost of goods sold;
•	profit margin;
•	stock price;
•	debt or debt-to-equity;
•	liquidity;
•	intellectual property (e.g., patents)/product development;
•	mergers and acquisitions or divestitures;
•	individual business objectives;
•	company-specific operational metrics; and
•	any other factor (such as individual business objectives or unit-specific operational metrics) the Committee so designates.

“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

“Performance Share” means an Award granted pursuant to Section 10 or Section 12 of this Plan.

“Plan” means this Imperva, Inc. 2011 Stock Option and Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under this Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of this Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of this Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock, as adjusted pursuant to Sections 2 and other applicable provisions hereof, and any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of this Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of this Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company.  An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing.  In the case of any employee on a leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement.  The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

. MMMMMMMMMMMM IMPERVA, INC. IMPORTANT ANNUAL MEETING INFORMATION MMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2, 3 and 4. 1. ELECTION OF CLASS III DIRECTORS: + Nominees: 01 - Albert Pimentel 02 - Randall Spratt 03 - James Tolonen Mark here to vote Mark here to WITHHOLD For All EXCEPT - To withhold authority to vote for any FOR all nominees vote from all nominees nominee(s), write the name(s) of such nominee(s) below. For Against Abstain 2. PROPOSAL TO APPROVE THE NON-BINDING ADVISORY RESOLUTION RELATING TO NAMED EXECUTIVE OFFICER COMPENSATION. For Against Abstain For Against Abstain 3. PROPOSAL TO AMEND THE 2011 STOCK OPTION AND INCENTIVE 4. PROPOSAL TO RATIFY THE APPOINTMENT OF PLAN TO INCREASE SHARES AVAILABLE FOR GRANT AND THE INDEPENDENT REGISTERED PUBLIC SECTION 162 (M) RE-APPROVAL OF PERFORMANCE FACTORS. ACCOUNTING FIRM. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 3144202 + 02JF8B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2016 Annual Report to Stockholders are available at: www.edocumentview.com/IMPV • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proxy — IMPERVA, INC. 2017 Meeting of Stockholders – April 26, 2017 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Anthony Bettencourt and Terrence Schmid, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Imperva, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2017 Meeting of Stockholders of Imperva, Inc. to be held April 26, 2017 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2, 3 and 4. (Continued and to be marked, dated and signed, on the other side)